UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ___)

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

TRIPADVISOR, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 26, 2024

Dear Fellow Stockholders:

We are extremely pleased with the progress Tripadvisor Group made in 2023 as we strengthened our position in the large and growing global travel and experiences industry. Our results were a reflection of strong execution by our teams against the backdrop of a healthy travel market, and of the value of our offerings with travelers and partners. Total revenue grew 20% year over year, reaching a record high of nearly $1.8 billion. GAAP net income was $10 million, adjusted EBITDA was $334 million1, and free cash flow was $172 million1.

In 2023 we made meaningful progress executing against our strategic priorities, building a stronger, more diversified and defensible portfolio:

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At Brand Tripadvisor, we launched a multi-year strategy to deliver world-class guidance products and deepen engagement with the hundreds of millions of travelers who visit our site each month. Our disciplined investment resulted in tangible examples of product innovation, while delivering promising proof points in support of our strategy.
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At Viator, we reinforced our leadership position, investing on both sides of the marketplace, for both experience seekers and operators alike. Our impressive track record and leading position in the high-growth experiences category continues to be enabled by the depth of our Viator offering and breadth of our Tripadvisor brand.
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Finally, at TheFork, we remained focused on accelerating our position as Europe’s leading dining reservations service, and delivered revenue gains while significantly improving our profit margin through disciplined cost management.

Travel, we believe, is an enduring category, positioned for sustainable growth over the long-term, underpinned by the durable secular consumer trend favoring experiences. As we look ahead to 2024 and beyond, we will continue to pursue our strategic goals and to provide innovative solutions for travelers, operators, and partners. We are making disciplined investments that we believe will drive longer term growth in revenue and profitability, and significant transformation across the portfolio.

To the approximately 2,800 employees across the globe, all of whom have played an important role in creating and implementing our strategy, and delivering these results, we thank you. With our 2023 plan, we all began a new journey together, and we thank our capable teams for their hard work and dedication to fellow employees, to our partners, and to our customers.

We also want to thank our stockholders, who have provided support and recognition for the multi-year effort to position our brands to connect travelers with operators and services across multiple categories, as well as our advertising partners. Your continued support along this journey provides us the trust and confidence to make decisions that will drive long-term value for all stakeholders.

You are cordially invited to attend the Annual Meeting of Stockholders of Tripadvisor, Inc. to be held on Tuesday, June 11, 2024, at 11:00 a.m. Eastern Time. The annual meeting will be held virtually. You may attend the meeting, submit questions and vote your shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/TRIP2024. To enter the annual meeting electronically, you will need the control number that is printed in the box marked by the arrow on your proxy card. We recommend logging in at least fifteen minutes before the meeting to ensure that you are logged in when the meeting starts. Online check-in will start shortly before the meeting on June 11, 2024.

1 Free cash flow for Fiscal 2023 included the impact of a net cash outflow of approximately $60 million related to a previously disclosed IRS settlement. Free cash flow and adjusted EBITDA are non-GAAP measures. Please refer to “Non-GAAP Reconciliations” on the Company’s investor relations website for definitions of our non-GAAP financial measures, as well as reconciliations to the most directly comparable GAAP measure.

At the Annual Meeting, stockholders will be asked to vote on the matters described in the accompanying notice of annual meeting and proxy statement, as well as such other business that may properly come before the meeting and any adjournments or postponements thereof. Your vote is very important to us. Please review the instructions for each voting option described in the Notice and in this Proxy Statement. Your prompt cooperation will be greatly appreciated.

Sincerely,

MATT GOLDBERG

President and Chief Executive Officer

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

400 1st Avenue

Needham, Massachusetts 02494

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 11, 2024

The 2024 Annual Meeting of Stockholders of Tripadvisor, Inc., a Delaware corporation, will be held on Tuesday, June 11, 2024, at 11:00 a.m. Eastern Time. The Annual Meeting will be held via the Internet and will be a completely virtual meeting. You may attend the Annual Meeting, submit questions, and vote your shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/TRIP2024. To enter the Annual Meeting, you will need the 16-digit control number that is printed in the box marked by the arrow on your proxy card. We recommend logging in at least fifteen minutes before the meeting to ensure that you are correctly logged in when the Annual Meeting begins. The online check-in will start shortly before the Annual Meeting on June 11, 2024. At the Annual Meeting, stockholders will be asked to consider and vote on the following proposals:

1.
To elect the ten directors named in this Proxy Statement, each to serve for a one-year term from the date of his or her election and until such director’s successor is elected or until such director’s earlier resignation or removal;
2.
To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.
To approve, on a non-binding advisory basis, the compensation of our named executive officers;
4.
To vote, on a non-binding advisory basis, on the frequency of future advisory resolutions to approve the compensation of our named executive officers;
5.
To vote on the stockholder proposal requesting a report on implementation of the Global Human Rights Policy concerning operations in CAHRAs; and
6.
To consider and act upon any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only holders of record of outstanding shares of Tripadvisor capital stock at the close of business on April 15, 2024 are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. We will furnish the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2023 over the Internet. Whether or not you plan to attend the Annual Meeting, we encourage you to access and read the accompanying Proxy Statement. We will send to our stockholders a Notice of Internet Availability of Proxy Materials on or about April 26, 2024, and provide access to our proxy materials over the Internet to our holders of record and beneficial owners of our capital stock as of the close of business on the record date. You may request paper copies by following the instructions on the Notice of Internet Availability of Proxy Materials.

By Order of the Board of Directors,

SETH J. KALVERT

Chief Legal Officer and Secretary

April 26, 2024

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to Be Held on June 11, 2024

This Proxy Statement and the 2023 Annual Report are available at:

http://ir.Tripadvisor.com/annual-proxy.cfm

ANNUAL MEETING MATTERS

This Proxy Statement is being furnished to holders of common stock and Class B common stock of Tripadvisor, Inc., a Delaware corporation, in connection with the solicitation of proxies by Tripadvisor’s Board of Directors (the “Board”) for use at its 2024 Annual Meeting of Stockholders or any adjournment or postponement thereof (the “Annual Meeting”). All references to “Tripadvisor,” the “Company,” “we,” “our” or “us” in this Proxy Statement are to Tripadvisor, Inc. and its subsidiaries. An Annual Report to Stockholders, containing financial statements for the year ended December 31, 2023, and this Proxy Statement are being made available to all stockholders entitled to vote at the Annual Meeting.

Tripadvisor’s principal executive offices are located at 400 1st Avenue, Needham, Massachusetts 02494. This Proxy Statement is being made available to Tripadvisor stockholders on or about April 26, 2024.

Date, Time and Place of Meeting

The Annual Meeting will be held on Tuesday, June 11, 2024, at 11:00 a.m. Eastern Time. The Annual Meeting will be held via the Internet and will be a completely virtual meeting. You may attend the meeting, submit questions and vote your shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/TRIP2024. To enter the annual meeting, you will need the 16-digit control number that is printed in the box marked by the arrow on your proxy card. We recommend logging in at least fifteen minutes before the meeting to ensure that you are logged in when the meeting starts.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting web portal. Technical support will be available during this time and will remain available until the Annual Meeting has ended. No recording of the Annual Meeting is allowed, including audio or video recording.

Record Date and Voting Rights

The Board established the close of business on April 15, 2024, as the record date for determining the holders of Tripadvisor common stock entitled to notice of and to vote at the Annual Meeting. On the record date, 126,416,478 shares of common stock and 12,799,999 shares of Class B common stock were outstanding and entitled to vote at the Annual Meeting. Tripadvisor stockholders are entitled to one vote for each share of common stock and ten votes for each share of Class B common stock held as of the record date, voting together as a single voting group, on (i) the election of seven of the ten director nominees; (ii) the ratification of the appointment of KPMG LLP as Tripadvisor’s independent registered public accounting firm for the year ending December 31, 2024; (iii) the approval, on a non-binding advisory basis, of the compensation of our named executive officers; (iv) the approval, on a non-binding advisory basis, of the frequency of future advisory resolutions to approve the compensation of our named executive officers; and (v) the stockholder proposal requesting a report on implementation of the global human rights policy concerning operations in CAHRAs. Tripadvisor stockholders are entitled to one vote for each share of common stock held as of the record date in the election of the three director nominees that the holders of Tripadvisor common stock are entitled to elect as a separate class pursuant to Tripadvisor’s restated certificate of incorporation. Stockholders have no right to cumulative voting as to any matter, including the election of directors.

On August 27, 2014, the entire beneficial ownership of our common stock and Class B common stock previously held by Liberty Interactive Corporation, which is currently known as Qurate Retail, Inc. (“Liberty”) was transferred to Liberty Tripadvisor Holdings, Inc. (“LTRIP”). Simultaneously, Liberty, LTRIP’s former parent company, distributed, by means of a dividend, to the holders of its Liberty Ventures common stock, Liberty’s entire equity interest in LTRIP. We refer to this transaction as the Liberty Spin-Off. As a result of the Liberty Spin-Off, effective August 27, 2014, LTRIP became a separate, publicly traded company and 100% of Liberty’s interest in Tripadvisor was held by LTRIP. Liberty also assigned to LTRIP its rights and obligations under the Governance Agreement between Tripadvisor and Liberty, dated December 20, 2011 (the “Governance Agreement”).

As of the record date, LTRIP beneficially owned 16,445,894 shares of our common stock and 12,799,999 shares of our Class B common stock, which shares constitute 13.0% of the outstanding shares of common stock and 100% of the outstanding shares of Class B Common Stock. Assuming the conversion of all of LTRIP’s shares of Class B common stock into common stock, as of the record date LTRIP would beneficially own 21.0% of the outstanding common stock. Because each share of Class B common stock is entitled to ten votes per share and each share of common stock is entitled to one vote per share, as of the record date LTRIP may be deemed to beneficially own equity securities representing 56.8% of our voting power. As a result, regardless of the vote of any other Tripadvisor stockholder, LTRIP has control over the vote relating to (i) the election of seven of the ten director nominees; (ii) the ratification of the appointment of KPMG LLP as Tripadvisor’s independent registered public accounting firm for the fiscal year ending December 31, 2024; (iii) the approval, on a non-binding advisory basis, of the compensation of our named executive officers; (iv) the frequency of future advisory resolutions to approve the compensation of our named executive officers; and (v) the stockholder proposal requesting a report on implementation of the global human rights policy concerning operations in CAHRAs.

Quorum; Abstentions; Broker Non-Votes

Transaction of business at the Annual Meeting may occur if a quorum is present. If a quorum is not present, the Annual Meeting will be adjourned or postponed in order to permit additional time for soliciting and obtaining additional proxies or votes. At any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have been effectively revoked or withdrawn.

With respect to (i) the election of seven of the ten director nominees; (ii) the ratification of the appointment of KPMG LLP as Tripadvisor’s independent registered public accounting firm for the fiscal year ending December 31, 2023; (iii) the approval, on a non-binding advisory basis, of the compensation of our named executive officers; (iv) the approval on a non-binding advisory basis, of the frequency of future advisory resolutions to approve the compensation of our named executive officers; and (v) the approval on the stockholder proposal requesting a report on implementation of the global human rights policy concerning operations in CAHRAs, the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total votes entitled to be cast constitutes a quorum. Virtual attendance at the Annual Meeting also constitutes presence in person for purposes of determining a quorum at the Annual Meeting. For the election of the three directors whom the holders of Tripadvisor common stock are entitled to elect as a separate class, the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of shares of common stock constitutes a quorum.

If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes and for all other matters as well. Shares of Tripadvisor capital stock represented by a properly executed proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote the shares on a proposal because the nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting. Brokers who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to the ratification of the appointment of our independent registered public accounting firm. Brokers do not have discretionary authority to vote on the election of our directors, so we encourage you to provide instructions to your broker regarding the voting of your shares.

Solicitation of Proxies

Tripadvisor will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, the directors, officers and employees of Tripadvisor, without additional compensation, may solicit proxies from stockholders by telephone, by letter, by facsimile, in person or otherwise. Following the original mailing of the proxies and other soliciting materials, Tripadvisor will ask brokers, trusts, banks or other nominees to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Tripadvisor capital stock and to request authority for the exercise of proxies. In such cases, Tripadvisor, upon the request of the brokers, trusts, banks and other stockholder nominees, will reimburse such holders for their reasonable expenses.

Voting of Proxies

The manner in which your shares may be voted depends on whether you are a:

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Registered stockholder: Your shares are represented by certificates or book entries in your name on the records of Tripadvisor’s stock transfer agent and you have the right to vote those shares directly; or
•
Beneficial stockholder: You hold your shares in “street name” through a broker, trust, bank or other nominee and you have the right to direct your broker, trust, bank or other nominee on how to vote the shares in your account; however, you must request and receive a valid proxy from your broker, trust, bank or other nominee.

Whether you hold shares directly as a registered stockholder or beneficially as a beneficial stockholder, you may direct how your shares are voted without attending the Annual Meeting. For directions on how to vote, please refer to the instructions below and those on the Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form provided. To vote using the Internet or by telephone, you will be required to enter the control number included on your Notice of Internet Availability of Proxy Materials or other voting instruction form provided by your broker, trust, bank or other nominee.

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Using the Internet. Registered stockholders may vote using the Internet by going to www.proxyvote.com and following the instructions. Beneficial stockholders may vote by accessing the website specified on the voting instruction forms provided by their brokers, trusts, banks or other nominees.

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By Telephone. Registered stockholders may vote, from within the United States, using any touch-tone telephone by calling 1-800-690-6903 and following the recorded instructions. Beneficial owners may vote, from within the United States, using any touch-tone telephone by calling the number specified on the voting instruction forms provided by their brokers, trusts, banks or other nominees.
•
By Mail. Registered stockholders may submit proxies by mail by requesting printed proxy cards and marking, signing and dating the printed proxy cards and mailing them in the accompanying pre-addressed envelopes. Beneficial owners may vote by marking, signing and dating the voting instruction forms provided by their brokers, trusts, banks or other nominees and mailing them in the accompanying pre-addressed envelopes.

All proxies properly submitted and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no instructions are provided, such proxies will be voted FOR proposals (1), (2), and (3), for every "THREE YEARS" for proposal (4), and AGAINST proposal (5).

Tripadvisor is incorporated under Delaware law, which specifically permits electronically transmitted proxies, provided that each such proxy contains, or is submitted with, information from which the inspector of elections can determine that such proxy was authorized by the stockholder. The electronic voting procedures provided for the Annual Meeting are designed to authenticate each stockholder by use of a control number, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

Voting in Person at the Annual Meeting

Virtual attendance at the Annual Meeting constitutes presence in person for purposes of each required vote. Votes in person will replace any previous votes you have made by mail or telephone or via the Internet. Attendance at the Annual Meeting without voting or revoking a previous proxy in accordance with the voting procedures will not in and of itself revoke a proxy.

Holders of record may vote their shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/TRIP2024. To enter the annual meeting, holders will need the 16-digit control number that is printed in the box marked by the arrow on their proxy card. We recommend logging in at least fifteen minutes before the meeting to ensure that you are logged in when the meeting starts. Online check-in will start shortly before the meeting.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, please take the time to vote via the Internet, by telephone or by returning your marked, signed and dated proxy card so that your shares will be represented at the Annual Meeting.

Revocation of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before the taking of the vote at the Annual Meeting.

If you are a beneficial stockholder, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker, trust, bank or other nominee.

If you are a registered stockholder, you may revoke your proxy at any time before it is exercised at the Annual Meeting by (i) delivering written notice, bearing a date later than the proxy, stating that the proxy is revoked, or (ii) submitting a later-dated proxy relating to the same shares by mail or telephone or via the Internet prior to the vote at the Annual Meeting. Registered holders may send any written notice or request for a new proxy card to Tripadvisor, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, or follow the instructions provided on the Notice of Internet Availability of Proxy Materials and proxy card to submit a new proxy by telephone or via the Internet. Registered holders may also request a new proxy card by calling 1-800-579-1639. Your attendance at the annual meeting will not, by itself, revoke a prior vote or proxy from you.

Other Business

The Board does not presently intend to bring any business before the Annual Meeting other than the proposals discussed in this Proxy Statement and specified in the Notice of Annual Meeting of Stockholders. The Board has no knowledge of any other matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any other matters should properly come before the Annual Meeting, the persons designated in the proxy will vote on them according to their best judgment.

PROPOSAL 1:

ELECTION OF DIRECTORS

Board of Directors Overview

Our Board currently consists of ten members. Pursuant to the terms of Tripadvisor’s bylaws, each director serves for a one-year term from the date of his or her election and until such director’s successor is elected or until such director’s earlier resignation or removal. The Board recommends that each of the ten nominees listed below be elected to serve a one-year term and until such director’s successor shall have been duly elected and qualified or until such director’s earlier resignation or removal:

Gregory B. Maffei

Matt Goldberg

Jay C. Hoag

Betsy L. Morgan

M. Greg O’Hara

Jeremy Philips

Albert E. Rosenthaler

Trynka Shineman Blake

Jane Jie Sun

Robert S. Wiesenthal

Tripadvisor’s restated certificate of incorporation provides that the holders of Tripadvisor common stock, acting as a single class, are entitled to elect a number of directors equal to 25% of the total number of directors, rounded up to the next whole number, which will be three directors as of the date of the Annual Meeting. The Board has designated Ms. Shineman and Messrs. Philips and Wiesenthal as nominees for the positions on the Board to be elected by the holders of Tripadvisor common stock voting as a separate class.

Pursuant to the Governance Agreement, LTRIP has the right to nominate up to a number of directors equal to 20% of the total number of the directors (rounded up to the next whole number if the number of directors on the Board is not an even multiple of five) for election to the Board and has certain other rights regarding committee participation, so long as certain stock ownership requirements applicable to LTRIP are satisfied. LTRIP has designated Messrs. Maffei and O’Hara as its nominees to the Board.

Although management does not anticipate that any of the nominees named above will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute nominee designated by the Board.

Information Regarding Director Nominees

The information provided below about each nominee is as of the date of this Proxy Statement. The information presented includes the name of each of the nominees, along with his or her age, any positions held with the Company, term of office as a director, principal occupations or employment for the past five years or more, involvement in certain legal proceedings, if applicable, and the names of all other publicly-held companies for which he or she currently serves as a director or has served as a director during the past five years. The information also includes a description of the specific experience, qualifications, attributes and skills of each nominee that led our Board to conclude that he or she should serve as a director of the Company for the ensuing term.

The ten nominees to the Board possess the experience and qualifications that we believe will allow them to make substantial contributions to the Board. In selecting nominees to the Board, we seek to ensure that the Board collectively has a balance of diversity, experience, and expertise, including chief executive officer experience, chief financial officer experience, international expertise, corporate governance experience and experience in other functional areas that are relevant to our business. The following contains a more detailed discussion of the business experience and qualifications of each of the nominees to the Board.

Gregory B. Maffei Age: 63 Director Since: 2013 Committee Memberships: • Compensation • Executive

Mr. Maffei has served as a director as well as the President and Chief Executive Officer of Liberty Media Corporation (“LMC”) (including its predecessor) since May 2007, LTRIP since July 2013, Liberty Broadband Corporation (“LBC”) since June 2014, and of the Atlanta Braves Holdings, Inc. since December 2022.He has served as Chairman of the board of directors of Liberty Tripadvisor (“LTRIP”) since June 2015, Qurate Retail, Inc. (“Qurate”) since March 2018, of Atlanta Brave Holdings, Inc. since July 2023, and as a director of Qurate (including its predecessor) since November 2005. He previously served as President and Chief Executive Officer of Qurate from February 2006 to March 2018 and CEO-Elect from November 2005 through February 2006. Prior to joining Qurate, Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation, Chairman, President and Chief Executive Officer of 360 networks Corporation and Chief Financial Officer of Microsoft Corporation. Mr. Maffei currently serves on the board of directors of the following public companies: Sirius XM Holdings Inc., Live Nation Entertainment, Inc., Charter Communications, Inc., and Zillow Group, Inc. Mr. Maffei is a member of the Council on Foreign Relations. Mr. Maffei previously served on the Board of Trustees of Dartmouth College, the board of directors of Starz, Electronic Arts, Inc., Barnes & Noble, Inc., Citrix Systems, Inc., DirecTV, Starbucks Corp., and Dorling Kindersley Limited. Mr. Maffei holds an M.B.A. from Harvard Business School, where he was a Baker Scholar, and an A.B. from Dartmouth College.

Board Membership Qualifications: Mr. Maffei brings to our Board significant financial and operational experience based on his senior policy-making positions at LMC, Qurate, LBC and LTRIP, his previous executive positions at Oracle, 360networks and Microsoft and his other public company board experience. He provides our Board with an executive and leadership perspective on the operation and management of large public companies and risk management principles.

Matt Goldberg Age: 53 Director Since: 2022 Committee Memberships: • Executive

Mr. Goldberg has served as President and CEO of Tripadvisor, Inc. since July 2022. From February 2020 through June 2022, Mr. Goldberg held positions of increasing responsibility at The Trade Desk, a global technology company, including Executive Vice President, North America and Global Operations, as well as founding director of Dataphilanthropy a private foundation. Mr. Goldberg served as Global Head of M&A and Strategic Alliances for News Corp from December 2016 through December 2019. Mr. Goldberg served as Senior Vice President, Global Market Development and Head of Corporate Development for Qurate, formerly known as QVC from October 2013 through November 2016. Prior to that, Mr. Goldberg was CEO of Lonely Planet, a travel guide publisher for nearly five years. Mr. Goldberg currently serves on the board of directors of Blue Ocean Acquisition Corp., and is active in philanthropy and nonprofit leadership, including The Burning Man Project and Lumina Foundation. Mr. Goldberg holds an M.B.A. from Stanford University, an M.A. in International Studies from The University of Melbourne, and a B.A. in English from Cornell University.

Board Membership Qualifications: Mr. Goldberg has extensive knowledge and significant experience in the online advertising sector of the global travel industry. Mr. Goldberg also possesses strategic and governance skills gained through his executive and director roles with several other companies..

Jay C. Hoag Age: 65 Director Since: 2018 Committee Memberships: • Compensation • Section 16

Mr. Hoag co-founded Technology Crossover Ventures, a private equity and venture capital firm, in 1995 and continues to serve as a founding General Partner. In addition to the board of directors of the Company, Mr. Hoag currently serves on the boards of directors of the following public companies: Netflix, Inc., Peloton Interactive, Inc. and Zillow Group, Inc. Mr. Hoag previously served on a number of other boards of directors of public and private companies. Mr. Hoag is also on the Board of Trustees of Northwestern University and Vanderbilt University, and the Investment Advisory Board of the University of Michigan. Mr. Hoag holds an M.B.A. from the University of Michigan and a B.A. from Northwestern University.

Board Membership Qualifications: As a venture capital investor, Mr. Hoag brings strategic insights and extensive financial experience to the Company’s Board. He has evaluated, invested in and served as a board and committee member of numerous companies, both public and private, and is familiar with a full range of corporate and board functions. His many years of experience helping companies shape and implement strategy provide the Company’s Board with unique perspectives on matters such as risk management, corporate governance, talent selection and leadership development.

Betsy L. Morgan Age: 55 Director Since: 2019 Committee Memberships: • Compensation—Chair • Section 16—Chair

Ms. Morgan is currently the co-founder of Magnet Companies, a private equity-backed company focused on media and commerce, and an associate professor at Columbia Business School and Columbia College. From February 2016 to July 2018, Ms. Morgan served as an Executive in Residence of LionTree, an advisory and merchant bank firm specializing in technology and media. From January 2011 to July 2015, Ms. Morgan was the CEO of TheBlaze, an early multi-platform and direct-to-consumer news and entertainment company. Prior to TheBlaze, Ms. Morgan was the CEO of The Huffington Post. Ms. Morgan currently serves on the board of directors of the following privately-held companies: Trusted Media Brands, Chartbeat and TheSkimm. Ms. Morgan has an M.B.A. from Harvard Business School and a B.A. in Political Science and Economics from Colby College, where she served as a member of the Board of Trustees for eight years. She is also a contributor to Riptide, an oral history of journalism and digital innovation created by Harvard’s Shorenstein Center on Media, Politics and Public Policy.

Board Membership Qualifications: Ms. Morgan has extensive experience leading digital media, subscription and original content businesses. This experience benefits Tripadvisor and its stockholders as we continue to execute on our strategy. Her financial background, investment knowledge and board experience also make her valuable to the Board, able to provide valuable insight and advice.

M. Greg O’Hara Age: 58 Director Since: 2020 Committee Memberships: • None

Mr. O’Hara is the Founder and a Senior Managing Director of Certares Management LLC (“Certares”). Prior to forming Certares, he served as Chief Investment Officer of JPMorgan Chase’s Special Investments Group (“JPM SIG”). Prior to JPM SIG, Mr. O’Hara was a Managing Director of One Equity Partners (“OEP”), the private equity arm of JPMorgan. Before joining OEP in 2005, he served as Executive Vice President of Worldspan and was a member of its board of directors. Mr. O’Hara is the Chairman of American Express Global Business Travel and the Chairman of the World Travel & Tourism Council, serves on the boards of directors of Hertz Global Holdings, Tripadvisor, and Certares Holdings, where he is the Head of the Investment Committee, and is a member of the Management Committee of Certares, CK Opportunities Fund, where he is a member of the Investment Committee and the Management Committee, and Certares Real Estate Holdings, where he is a member of the Investment Committee and the Management Committee. Mr. O’Hara received his M.B.A. degree from Vanderbilt University.

Board Membership Qualifications: Mr. O’Hara’s extensive background in investment analysis and management and his particular expertise in the travel industry contribute to our Board’s evaluation of investment and financial opportunities and strategies and strengthen our Board’s collective qualifications, skills and attributes.

Jeremy Philips Age: 51 Director Since: 2011 Committee Memberships: • Audit

Mr. Philips has been a general partner of Spark Capital since May 2014. From 2012 to 2014, Mr. Philips invested in private technology companies. From 2010 to 2012, Mr. Philips served as the Chief Executive Officer of Photon Group Limited, a holding company listed on the Australian Securities Exchange. From 2004 to 2010, Mr. Philips held various roles of increasing responsibility with News Corporation, most recently as an Executive Vice President in the Office of the Chairman. Before joining News Corporation, he served in several roles, including co-founder and Vice-Chairman of ecorp, a publicly-traded Internet holding company, and as an analyst at McKinsey & Company. Mr. Philips is on the board of directors of Angi Inc. and several private Internet companies. He served on the board of directors of Affirm Holdings from 2015 to 2021. He holds a B.A. and LL.B. from the University of New South Wales and an MPA from the Harvard Kennedy School of Government.

Board Membership Qualifications: Mr. Philips has significant strategic and operational experience acquired through his service as chief executive officer and other executive-level positions. He also possesses a high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions as well as an extensive background in the Internet industry.

Albert E. Rosenthaler Age: 64 Director Since: 2016 Committee Memberships: • None

Mr. Rosenthaler has served as Senior Advisor of LMC since January 2024. Until his resignation effective January 1, 2024, Mr. Rosenthaler served as Chief Corporate Development Officer of LMC, Qurate, LTRIP, Atlanta Braves Holdings, Inc., and LBC from October 2016 to December 2023. He previously served as Chief Corporate Development Officer of GCI Liberty, Inc. from March 2018 to December 2020, Liberty Expedia from October 2016 to July 2019, and Liberty Media Acquisition Corporation from November 2020 to December 2022. Mr. Rosenthaler serves as a director of LTRIP. He holds a Bachelor of Arts degree from Olivet College and a Master of Accounting Science from the University of Illinois.

Board Membership Qualifications: Mr. Rosenthaler has significant executive and financial experience gained through his service as an executive officer of Qurate and LMC for many years and as a partner of a major national accounting firm for more than five years prior to joining Qurate and Liberty. Mr. Rosenthaler brings a unique perspective to our Board, focused in particular on the areas of tax management, mergers and acquisitions and financial structuring. Mr. Rosenthaler’s perspective and expertise assist the Board in developing strategies that take into consideration the application of tax laws and capital allocation.

Trynka Shineman Blake Age: 50 Director Since: 2019 Committee Memberships: • Audit

Ms. Shineman serves on the board of directors of SEMRush, an online visibility and content marketing SaaS business that helps marketers do their job more effectively and serves as chair of its Nominations and Governance Committee. From March 2004 through February 2019, Ms. Shineman held positions of increasing responsibility with Cimpress N.V., and most recently was the Chief Executive Officer of its Vistaprint business. Ms. Shineman has an M.B.A. from Columbia Business School and a B.A. in Psychology from Cornell University.

Board Membership Qualifications: Ms. Shineman has many years of experience with customer-focused businesses and with digital transformations. She has extensive experience helping companies develop a deep understanding of customer needs and shaping the organization around those needs. She is able to provide the Board and management with important insight and counsel as Tripadvisor improves its platform to provide its users a better and more inspired travel planning experience.

Jane Jie Sun Age: 55 Director Since: 2020 Committee Memberships: • None

Jane Jie Sun ( ) has served as the Chief Executive Officer of Trip.com, as well as a member of the board of directors, since November 2016. Prior to that, she was a co-President since March 2015, Chief Operating Officer since May 2012, and Chief Financial Officer from 2005 to 2012. Ms. Sun is a member of the JPMorgan Asian Advisory Board, vice chair of the World Travel and Tourism Council, co-chair of the Development Advisory Board of University of Michigan and Shanghai Jiao Tong University Joint Institute, and a board member and Business Leaders Group Committee member of Business China established by Singapore’s Founding Prime Minister Mr. Lee Kuan Yew. Ms. Sun received her B.S. in Accounting from the University of Florida in August 1992 with high honors. She also obtained her LL.M. degree from Peking University Law School in July 2010. Ms. Sun has been a director MakeMyTrip Limited since August 2019 and a director of iQIYI, Inc. since June 2018.

Board Membership Qualifications: Ms. Sun has significant financial and business experience operating and managing online travel businesses as well as mergers and acquisitions and financial reporting. She provides our board with leadership perspective on the operation and management of large companies operating in the travel space. As a female CEO in China’s high-tech industry, Ms. Sun has made it her mission to empower women to achieve balance and success in both their career and family lives and is a strong advocate for gender equality.

Robert S. Wiesenthal Age: 57 Director Since: 2011 Committee Memberships: • Audit–Chair

Since July 2015, Mr. Wiesenthal has served as founder and Chief Executive Officer of Blade Air Mobility, Inc., a technology-powered, global air mobility platform committed to reducing travel friction by providing cost-effective air transportation alternatives to some of the most congested ground routes in the U.S., Canada, Europe, and India. Blade is largest arranger of helicopter flights in and out of city centers in the U.S. From January 2013 to July 2015, Mr. Wiesenthal served as Chief Operating Officer of Warner Music Group Corp., a leading global music conglomerate. From 2000 to 2012, Mr. Wiesenthal served in various senior executive capacities with Sony Corporation ("Sony"), most recently as Executive Vice President and Chief Financial Officer. Prior to joining Sony, from 1988 to 2000, Mr. Wiesenthal served in various capacities with Credit Suisse First Boston, most recently as Managing Director, Head of Digital Media and Entertainment. Mr. Wiesenthal previously served on the board of directors of Starz. Mr. Wiesenthal has a B.A. from the University of Rochester.

Board Membership Qualifications: Mr. Wiesenthal possesses extensive strategic, operational and financial experience, gained through his wide range of service in executive-level positions with a strong focus on networked consumer electronics, entertainment, and digital media. He also has a high degree of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.

All of our nominees also have extensive management experience in complex organizations. In addition to the information presented regarding each nominee’s specific experience, qualifications, attributes, and skills that led the Board to the conclusion that he or she should be nominated as a director, each nominee has proven business acumen and an ability to exercise sound judgment, as well as a commitment to Tripadvisor and its Board as demonstrated by each nominee’s past service. The Board considered the Nasdaq requirement that Tripadvisor’s Audit Committee be composed of at least three independent directors, as well as specific Nasdaq and U.S. Securities and Exchange Commission (“SEC”) requirements regarding financial literacy and expertise.

Required Vote

Election of Mss. Morgan and Sun and Messrs. Maffei, Hoag, Goldberg, O’Hara and Rosenthaler as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of Tripadvisor common stock and Class B common stock, present in person or represented by proxy, voting together as a single class. Election of Ms. Shineman and Messrs. Philips and Wiesenthal as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of Tripadvisor common stock, present in person or represented by proxy, voting together as a separate class.

We ask our stockholders to vote in favor of each of the director nominees. Valid proxies received pursuant to this solicitation will be voted in the manner specified. With respect to the election of directors, you may vote “FOR” or “WITHHOLD”. Where no specification is made, it is intended that the proxies received from stockholders will be voted "FOR" the election of the director nominees identified. Votes withheld and broker non-votes will have no effect because approval by a certain percentage of voting stock present or outstanding is not required.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

CORPORATE GOVERNANCE

Corporate Governance Highlights

We are a “controlled company” as defined under the Nasdaq Stock Market Listing Rules (the “Nasdaq Rules”). As such, we are exempt from certain requirements for public companies under the Nasdaq Rules; however, the Company’s Board endeavors to conduct itself and to manage the Company in a way that best serves all of the Company’s stockholders. We strive to maintain the highest governance standards in our business and our commitment to effective corporate governance is illustrated by the following practices:

•
Chairman of the Board separate from the CEO;
•
Eight of the ten directors are independent;
•
All three Audit Committee members are independent and “financial experts”;
•
Board review of enterprise risk management and related policies, processes and controls, with Board committees exercising oversight for risk matters within their purview;
•
Board oversight over management’s development and execution of the Company’s strategy and plan, including the extent to which risks and opportunities are embedded in that strategy;
•
Direct access and regular communication between the Board and members of senior management;
•
Actively seek members of historically underrepresented groups for every open Board seat;
•
Stock ownership guidelines for directors and executive officers; and
•
Comprehensive insider trading policy that also prohibits hedging and pledging transactions of our stock by directors or employees.

In addition, please note the summary information below regarding our Board:

BOARD INDEPENDENCE

80%
Independent
Independent (8)
Non-Independent (2)

86% of S&P 500 directors are independent

GENDER DIVERSITY

30%
Female
Female (3)
Male (7)

33% of S&P 500 directors are female

BOARD TENURE

7.1
Avg years of tenure
< 3 years (1)
3-5 years (4)
> 5 years (5)

7.8 years is the average tenure of S&P 500 boards

DIRECTOR AGE

57.1
Avg director age
60-65 years (3)
50-59 years (7)

63 years is the average age of S&P 500 directors

Board Diversity Matrix

In compliance with Nasdaq Rules, the table below provides certain information about the composition of our directors and director nominees as of April 26, 2024. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Size:
Total Number of Directors	10
Gender:	Male	Female	Non-Binary	Gender Undisclosed
Number of directors based on gender identity	7	3	—	—
Number of directors who identify in any of the categories below:
African American or Black	—	—	—	—
Alaskan Native or American Indian	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	7	2	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Demographic Background Undisclosed	0

Board of Directors

Director Qualifications, Skills and Experiences

The Board believes that a complementary mix of diverse qualifications, skills, attributes and experiences will best serve our Company and our stockholders. Our Board, like the Company, is committed to a policy of inclusiveness and diversity. As a result, our Board is comprised of a diverse group of individuals whose previous experience, financial and business acumen, personal ethics and dedication to our Company benefit the Company and our stockholders. The specific experience and qualifications of each of our Board members are set forth above. Below is a summary of some of the qualifications, experience, and attributes of our director nominees:

Director Diversity

In case of a Board vacancy or if the Board elects to increase its size, determinations regarding the eligibility of director candidates are made by the entire Board, which considers the candidate’s qualifications as to skills and experience in the context of the needs of the Board and our stockholders. When seeking new Board candidates, the Board is committed to including members of historically underrepresented groups (including individuals with a disability, individuals who identify as women and/or LGBTQ+ and members of historically underrepresented ethnic and racial groups) in the pool of candidates from which the Board nominees are chosen. Currently and as proposed, the Board consists of three women, including one woman who is a member of a historically underrepresented group.

Director Independence

Under the Nasdaq Rules, the Board has a responsibility to make an affirmative determination that those members of the Board who serve as independent directors do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In connection with these independence determinations, the Board reviews information regarding transactions, relationships and arrangements relevant to independence, including those required by the Nasdaq Rules. This information is obtained from director responses to questionnaires circulated by management, as well as our records and publicly available information. Following this determination, management monitors those transactions, relationships and arrangements that were relevant to such determination, as well as solicits updated information potentially relevant to independence from internal personnel and directors, to determine whether there have been any developments that could potentially have an adverse impact on the Board’s prior independence determination.

Based on the information provided by each director concerning his or her background, employment and affiliations and upon review of this information, our Board previously determined that each of Mmes. Morgan, Shineman and Sun and Messrs. Hoag, Philips, O’Hara and Wiesenthal does not have a relationship that should interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the applicable rules and regulations of the SEC and Nasdaq. In making its independence determinations, the Board considered the applicable legal standards and any relevant transactions, relationships or arrangements. In addition to the satisfaction of the director independence requirements set forth in the Nasdaq Rules, members of the Audit Committee and Compensation Committees also satisfied separate independence requirements under the current standards imposed by the SEC and the Nasdaq Rules for audit committee members and by the SEC, and Nasdaq Rules for compensation committee members. At the first meeting of the Board following the Annual Meeting, the Board intends to conduct a review of director independence and to designate the members of the Board to serve on each of the committees and the Chair of each of the committees for the directors’ term.

Controlled Company Status

As of the record date, LTRIP beneficially owned 16,445,894 shares of our common stock and 12,799,999 shares of our Class B common stock, which shares constitute 13.0% of the outstanding shares of common stock and 100% of the outstanding shares of Class B common stock, respectively. Assuming the conversion of all of LTRIP’s shares of Class B common stock into common stock, LTRIP would beneficially own 21.0% of the outstanding common stock. Because each share of Class B common stock is entitled to ten votes per share and each share of common stock is entitled to one vote per share, LTRIP may be deemed to beneficially own equity securities representing 56.8% of our voting power. LTRIP has filed a Statement of Beneficial Ownership on Schedule 13D with respect to its Tripadvisor holdings and related voting arrangements with the SEC.

The Nasdaq Rules exempt “controlled companies,” or companies of which more than 50% of the voting power is held by an individual, a group or another company, such as Tripadvisor, from certain governance requirements under the Nasdaq Rules. On this basis, Tripadvisor is relying on the exemption for controlled companies from certain requirements under the Nasdaq Rules, including, among others, the requirement that the Compensation Committees be composed solely of independent directors and certain requirements relating to the nomination of directors.

Board Leadership Structure

Mr. Maffei serves as the Chairman of the Board, and Mr. Goldberg serves as President and Chief Executive Officer of Tripadvisor. The roles of Chief Executive Officer and Chairman of the Board are currently separated in recognition of the differences between the two roles. This leadership structure provides us with the benefit of Mr. Maffei’s oversight of Tripadvisor’s strategic goals and vision, coupled with the benefit of a full-time Chief Executive Officer dedicated to focusing on the day-to-day management and continued growth of Tripadvisor and its operating businesses. We believe that it is in the best interests of our stockholders for the Board to make a determination regarding the separation or combination of these roles each time it elects a new Chairman or Chief Executive Officer based on the relevant facts and circumstances applicable at such time.

Independent members of the Board chair our Audit Committee, Compensation Committee, and Section 16 Committee.

Meeting Attendance

The Board met five times and acted by written consent two times in 2023. During such period, each member of the Board, with the exception of Ms. Sun, attended at least 75% of the meetings of the Board and the Board committees on which they served. The independent directors meet in regularly scheduled sessions, typically before or after each Board meeting, without the presence of management. We do not have a lead independent director or any other formally appointed leader for these sessions. Directors are encouraged but not required to attend annual meetings of stockholders. Six of the incumbent directors who were directors at the time attended the annual meeting of stockholders.

Committees of the Board of Directors

The Board has the following standing committees: the Audit Committee, the Compensation Committee, the Section 16 Committee and the Executive Committee. The Audit, Compensation and Section 16 Committees operate under written charters adopted by the Board. These charters are available in the “Corporate Governance” section of the Investor Relations page of Tripadvisor’s corporate website at ir.tripadvisor.com. At each regularly scheduled Board meeting, the Chairperson of each committee provides the full Board with an update of all significant matters discussed, reviewed, considered and/or approved by the relevant committee since the last regularly scheduled Board meeting. The membership of our Audit, Compensation and Section 16 Committees ensures that directors with no direct ties to Company management are charged with oversight for all financial reporting and executive compensation related decisions made by Company management.

The following table sets forth the current members of the Board and the members of each committee of the Board. At the first meeting of the Board following the Annual Meeting, the Board intends to conduct a review of director independence and to designate the members of the Board to serve on each of the committees and the Chair of each of the committees for the directors’ term.

	Audit Committee	Compensation Committee	Section 16 Committee	Executive Committee
Gregory B. Maffei	—	X	—	X
Matt Goldberg	—	—	—	X
Jay C. Hoag	—	X	X	—
Betsy L. Morgan	—	Chair	Chair	—
M. Greg O’Hara	—	—	—	—
Jeremy Philips	X	—	—	—
Albert E. Rosenthaler	—	—	—	—
Trynka Shineman Blake	X	—	—	—
Jane Jie Sun	—	—	—	—
Robert S. Wiesenthal	Chair	—	—	—

Audit Committee
Members: Robert S. Wiesenthal (Chair) Trynka Shineman Blake Jeremy Philips

The Audit Committee of the Board currently consists of three directors: Ms. Shineman and Messrs. Philips and Wiesenthal. Mr. Wiesenthal is the Chairman of the Audit Committee. Each Audit Committee member satisfies the independence requirements under the current standards imposed by the rules of the SEC and Nasdaq. The Board has determined that each of Ms. Shineman and Messrs. Philips and Wiesenthal is an “audit committee financial expert,” as such term is defined in the regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Audit Committee is appointed by the Board to assist the Board with a variety of matters discussed in detail in the Audit Committee charter, including reviewing and discussing with management standards and/or metrics as recommended by regulators and The Nasdaq Stock Market, and monitoring:

•
the integrity of our accounting, financial reporting and public disclosures process;
•
our relationship with our independent registered public accounting firm, including qualifications, performance and independence;
•
the performance of our internal audit department;
•
our compliance with legal and regulatory requirements and the Company’s compliance policies and programs; and
•
the extent to which various issues (including but not limited to environmental, social and governance ("ESG") matters, cybersecurity risk, etc.) will impact the Company’s financial performance and the Company’s ability to create long-term value.

The Audit Committee met six times in 2023. The formal report of the Audit Committee with respect to the year ended December 31, 2023, is set forth in the section below titled “Audit Committee Report.” A copy of the Audit Committee Charter is available on our website at https://ir.tripadvisor.com/corporate-governance.

Compensation Committee
Members: Betsy L. Morgan (Chair) Jay C. Hoag Gregory B. Maffei

The Compensation Committee currently consists of three directors: Messrs. Hoag and Maffei and Ms. Morgan, with Ms. Morgan serving as the Chairperson of the Compensation Committee. Because we are a "controlled company" within the meaning of the Nasdaq Rules, our Compensation Committee is not required to be composed entirely of independent directors. With the exception of Mr. Maffei, each member is an “independent director” as defined by the Nasdaq Rules. No member of the Compensation Committee is an employee of Tripadvisor.

The Compensation Committee is responsible for:

•
designing and overseeing compensation with respect to our executive officers, including salary matters, bonus plans and stock compensation plans;
•
administrating our stock plans, including approving grants of equity awards but excluding matters governed by Rule 16b-3 under the Exchange Act (which are handled by the Section 16 Committee described below);
•
periodically reviewing and approving compensation of the members of our Board; and
•
overseeing the Company’s strategy and policies, programs, initiatives and actions related to human capital management within the Company’s workforce, that include talent recruitment, development and retention, promoting diversity, inclusion, Company culture and employee engagement.

The Compensation Committee met six times in 2023 and acted by written consent three times. A description of our policies and practices for the consideration and determination of executive compensation is included in the section below titled “Compensation Discussion and Analysis.” A copy of the Compensation Committee and Section 16 Committee Charter is available on our website at https://ir.tripadvisor.com/corporate-governance.

Section 16 Committee
Members: Betsy L. Morgan (Chair) Jay C. Hoag

The Section 16 Committee currently consists of two directors: Mr. Hoag and Ms. Morgan, with Ms. Morgan serving as the Chairperson of the Section 16 Committee. Each member is an “independent director” as defined by the Nasdaq Rules and satisfies the definition of “non-employee director” for purposes of Section 16 of the Exchange Act.

The Section 16 Committee met six times in 2023 and acted by written consent three times. The Section 16 Committee is authorized to exercise all powers of the Board with respect to matters governed by Rule 16b-3 under the Exchange Act, including approving grants of equity awards to Tripadvisor’s executive officers. A copy of the Compensation Committee and Section 16 Committee Charter is available on our website at https://ir.tripadvisor.com/corporate-governance.

In this Proxy Statement, we refer to the Compensation Committee and Section 16 Committee collectively as the “Compensation Committees.”

Executive Committee
Members: Matt Goldberg Gregory B. Maffei

The Executive Committee currently consists of two directors: Messrs. Goldberg and Maffei. The Executive Committee has the powers and authority of the Board, except for those matters that are specifically reserved to the Board under Delaware law or our organizational documents. The Executive Committee primarily serves as a means to address issues that may arise and require Board approval between regularly scheduled Board meetings. The following are some examples of matters that could be handled by the Executive Committee:

•
oversight and implementation of matters approved by the Board (including any share repurchase program);
•
administrative matters with respect to benefit plans, transfer agent matters, banking authority, formation of subsidiaries and other administrative items involving subsidiaries and determinations or findings under Tripadvisor’s financing arrangements;
•
in the case of a natural disaster or other emergency as a result of which a quorum of the Board cannot readily be convened for action, directing the management of the business and affairs of Tripadvisor during such emergency or natural disaster;
•
in connection with the maintenance of a robust governance structure, Board evaluations to identify any areas of risk and/or improvement; and
•
general oversight over the Company’s ESG program.

      The Executive Committee met informally throughout 2023.

Risk Oversight

Assessing and managing the day-to-day risk of our business is the responsibility of Tripadvisor’s management. Our Board as a whole is responsible for oversight of our overall risk landscape and risk management efforts. Our Board is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board and its committees. The President and Chief Executive Officer; the Chief Financial Officer; the Chief Legal Officer and the Chief Compliance Officer attend Board meetings and discuss operational risks with the Board, including risks associated with the geographies in which we operate or are considering operating. Management also provides reports and presentations on strategic risks to the Board. Among other areas, the Board is involved, directly or through its committees, in overseeing risks related to our corporate strategy, business continuity, data privacy and cybersecurity and other technology risks, crisis preparedness, and competitive and reputational risks.

The Board has delegated primary responsibility for oversight over certain risks to the Audit Committee and the Compensation Committees. The committees of the Board execute their oversight responsibility for risk management as follows:

•
The Audit Committee has primary responsibility for discussing with management Tripadvisor’s major financial risks and the steps management has taken to mitigate, monitor and manage such risks. The Audit Committee also has primary responsibility for oversight over the Company’s significant business risks, including operational, data privacy, and cybersecurity risks. In fulfilling its responsibilities, the Audit Committee receives regular reports from, among others, the Chief Financial Officer, the Chief Legal Officer, the Chief Accounting Officer and the Chief Compliance Officer as well as from representatives of tax, treasury, information security, internal audit, the Company’s Compliance Committee and the Company’s independent auditors. The Audit Committee makes regular reports to the Board. In addition, the Company has, under the supervision of the Audit Committee, established procedures available to all employees for the anonymous and confidential submission of complaints relating to any matter to encourage employees to report questionable activities directly to our senior management and the Audit Committee.
•
The Compensation Committees consider and evaluate risks related to our cash and equity-based compensation programs, policies and practices and evaluate whether our compensation programs encourage participants to take excessive risks that are reasonably likely to have a material adverse effect on Tripadvisor or our business. Consistent with SEC disclosure requirements, the Compensation Committees, working with management, have assessed the compensation policies and practices for our employees, including our executive officers, and have concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on Tripadvisor.

Ultimately, management is responsible for the day-to-day risk management process, including identification of key risks and implementation of policies and procedures to manage, mitigate and monitor risks. In fulfilling these duties, management conducts annually an enterprise and internal audit risk assessment and uses the results of these assessments in its risk management efforts. In addition, management has designated a Chief Compliance Officer and formed a Compliance Committee in connection with the implementation, management and oversight of a corporate compliance program to promote operational excellence throughout the entire organization in adherence with all legal and regulatory requirements and with the highest ethical standards.

Director Nominations

Given the ownership structure of Tripadvisor and our status as a “controlled company,” the Board does not have a nominating committee or other committee performing similar functions or any formal policy on director nominations. The Board does not have specific requirements for eligibility to serve as a director of Tripadvisor; however, the Board does consider, among other things, diversity when considering nominees to serve on our Board. We broadly construe diversity to mean diversity of opinions, perspectives, and personal and professional experiences and backgrounds, such as gender, race and ethnicity, as well as other differentiating characteristics. In evaluating candidates, regardless of how recommended, the Board considers a number of factors, including whether the professional and personal ethics and values of the candidate are consistent with those of Tripadvisor; whether the candidate’s experience and expertise would be beneficial to the Board in rendering service to Tripadvisor, including in providing a mix of Board members that represent diversity of backgrounds, perspectives and opinions; whether the candidate is willing and able to devote the necessary time and energy to the work of the Board; and whether the candidate is prepared and qualified to represent the best interests of Tripadvisor’s stockholders.

Pursuant to a Governance Agreement, LTRIP has the right to nominate a number of directors equal to 20% of the total number of the directors on the Board (rounded up to the next whole number if the number of directors on the Board is not an even multiple of five) for election to the Board so long as certain stock ownership requirements are satisfied. LTRIP has nominated Messrs. Maffei and O'Hara as nominees for 2024. The other nominees to the Board were recommended by the Chairman and then were considered and recommended by the entire Board.

The Board does not have a formal policy regarding the consideration of director candidates recommended by stockholders, as historically Tripadvisor has not received such recommendations. However, the Board would consider such recommendations if made in the future. Stockholders who wish to make such a recommendation should send the recommendation to Tripadvisor, Inc., 400 1st Avenue, Needham, Massachusetts 02494, Attention: Secretary. The envelope must contain a clear notation that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a stockholder, provide a brief summary of the candidate’s qualifications and history and be accompanied by evidence of the sender’s stock ownership, as well as consent by the candidate to serve as a director if elected. Any director candidate recommendations will be reviewed by the Secretary and, if deemed appropriate, forwarded to the Chairman for further review. If the Chairman believes that the candidate fits the profile of a director nominee as described above, the recommendation will be shared with the entire Board.

Environmental, Social and Governance

When we travel we are reminded that the world is a friendly place, that people are generous, and that we share more in common with our fellow travelers than not. We strive to use our platform to not only help people around the world plan, book and experience their perfect trip but also to be an ally for social good, including on ESG issues. At Tripadvisor, we consider ESG in how we support our team, how we give back to the community, and how we can reduce our environmental impacts. Below are the three areas in which we engage in the most critical initiatives.

People Practices

Invest in our Employees

Foster a Culture of Equity, Diversity and Inclusion

Provide Development and Growth Opportunities

Corporate Responsibility

Engage in Responsible & Ethical Business Practices

Strengthen Community Impact through Philanthropy & Civic Engagement

Support our Industry

Environmental Impact

Manage Real Estate with the Environment in Mind

Reduce Dependence on Energy Intensive Resources

Support Sustainability in our Industry

People Practices

We believe a critical driver of our Company’s success is our people. The Company’s management oversees various initiatives for talent acquisition, retention, and development and provides regular reports to the Board. We are committed to identifying and developing talent to help our employees accelerate their growth and achieve their career goals. Our overall talent acquisition and retention strategy is designed to attract and retain diverse, qualified employees who will help us achieve our performance goals and ensure the success of the Company.

We recruit the best people for the job without regard to gender, race, ethnicity, sexual orientation, gender identity, disability, or other protected characteristics. As part of our diversity recruiting strategy, a recruiting scorecard was instituted to keep us accountable for our recruiting goals. We support and develop our employees through global training and development programs that build and strengthen employees’ leadership and professional skills. Leadership development includes programs for new leaders as well as programs designed to support more experienced leaders. We also partner with external training organizations to help provide our employees with the knowledge and skills they need to succeed.

Our equity, diversity, and inclusion ("ED+I") strategy is anchored by four pillars: people, culture, business, and reputation. The strategy supports our philosophy of championing the diverse identities, abilities, experiences, and voices of our employees, travelers, candidates, business partners, and industry peers.

Our objectives include hiring, retaining, and advancing a workforce of diverse cultures, backgrounds, abilities, and perspectives. We have several initiatives and programs in place to achieve these goals.

We advance inclusion in our workplace by offering a variety of learning experiences focused on increasing awareness, reducing bias, upskilling managers, and fostering a work culture of belonging. These learning experiences are available to all levels of the organization, from senior leadership to individual contributors. In addition to our internal development, we are committed to enriching our employees' development through external learning experiences, like the Massachusetts Conference for Women, the Black Travel Alliance’s Wavelength event, and educational webinars hosted by our partners at Disability:IN.

To support our workforce, we have a variety of global, employee-led, and driven Employee Resource Groups, or ERGs. These groups provide a space for employees to come together around shared identities and experiences. ERGs play an important role in supporting our ED+I strategy by shaping our organizational culture, offering learning and development experiences, promoting community, and encouraging allyship. Beyond their internal impact, ERGs also bring unique perspectives and insights that inform our markets, products, content, and employee experience.

From an accountability standpoint, we ask all managers to consider ED+I in the year-end performance review process and have considered ED+I as we have developed the Company's strategies. Additionally, in select countries where laws and regulations permit, we encourage voluntary employee self-identification (self-ID) recognizing the importance of thoroughly understanding our workforce's composition to inform our talent strategies and employee practices.

To better align with industry peers and build our ED+I network, we participate in many benchmarks, partnerships, and sponsorships. This year our benchmarks have included the Human Rights Campaign’s Corporate Equality Index for LGBTQ+ inclusion (named a 2023 Equality 100 Award winner) and Disability:IN’s Equality Index (scoring 80). In 2023 we sponsored the AfroTech conference, The International LGBTQ+ Travel Association (IGLTA) Annual Convention, and the Massachusetts Trans Political Coalition’s Professionals for Trans Rights event. And finally, our CEO Matt Goldberg joined as a signatory on the CEO to CEO Letter on Disability Inclusion coordinated by our partners at Disability:IN.

Corporate Responsibility

Our global corporate responsibility program is currently focused on supporting responsible business practices in our operations as well as strengthening our community impact through philanthropy and civic engagement. We believe in mobilizing our people, expertise, resources and community to tackle some of society’s most pressing humanitarian challenges. We recognize that by putting our purpose into action, we can have a positive impact on the communities we serve and help promote a world of understanding, empathy and care. For our users, we deliver innovative products and services to give them the confidence and freedom to create memorable experiences that will improve their own lives and the lives of those around them. For our employees, we emphasize a working environment where sustainability matters, and a company culture that embraces diverse talents and unique perspectives, where colleagues feel valued as both individuals and members of the team. For stockholders, we are focused on increasing the fundamental value of the Company and driving long-term stockholder value. For communities where we live and work, we are dedicated to improving individual well-being and strengthening families and communities.

In 2009, the Company established as a separate corporate entity and private foundation, The Tripadvisor Foundation (the "Foundation"), to demonstrate its commitment to the communities in which we operate. The Foundation has evolved since its creation and its focus is currently on harnessing connection and information to inspire civic engagement as well as supporting resilience in areas affected by crisis and displacement. Through its signature commitment to addressing the global displacement crisis, the Foundation has donated over $15 million to organizations supporting individuals and families fleeing crisis, primarily through its core NGO partners,

International Rescue Committee, Mercy Corps and World Central Kitchen. Since 2010, the Foundation has invested more than $45 million in communities around the world.

Internally, our TripGives program aims to inspire and enable our employees to be active global citizens by supporting the causes they care about in communities around the world. Through our Give, Serve, Learn model, we unite employees around pressing local and global issues and encourage them to lead community projects where they live and work. Starting in 2021, Tripadvisor committed to dedicating funding and resources for our ERGs to launch community impact projects with nonprofits that serve and support these groups.

The Company is committed to respecting human rights. As a global leader in the travel industry, we believe we have an opportunity to use our platform to effect positive change in people’s lives, including the advancement of human rights through our business activities. In this regard, in 2021, Tripadvisor adopted a Global Human Rights Policy (the "GHR Policy") setting forth our commitment to establishing and maintaining best practices in respecting fundamental human rights and the ability to contribute to positive human rights impacts. The GHR Policy, and the commitments contained therein, formalize our long-standing commitment to uphold and respect human rights for all people. This GHR Policy consolidates our existing commitments and brings increased clarity on processes and procedures to assess and mitigate human rights risks, to avoid directly infringing on human rights and to prevent or mitigate adverse human rights impacts that are or potentially may be linked to our business.

Environmental Impact

We recognize that climate change and adverse impacts on the natural world are among the most pressing challenges facing humanity today. Environmental sustainability and how we manage our environmental impacts have implications for the geographies and markets in which we operate, our employees, our business partners, our customers, our investors and other stakeholders. We believe that we all have a responsibility to preserve and protect our planet and communities for generations to come.

Internally, over the last few years, we have invested in energy reduction and waste management strategies across the globe. From an energy emission perspective, we have performed LED upgrades in our global headquarters in the U.S. as well as in our London office. We have also reviewed and matched the central HVAC operations of our spaces to our actual occupancy schedule to minimize the amount of wasted run time on the central plants. In our global headquarters, we have installed a cold aisle containment system to reduce the energy consumption related to cooling our internal data center. Prior to the pandemic, we eliminated single-use items like utensils, bowls, plates, etc., and replaced them with reusable options. We switched from a single-serving style program to a bulk snacking and drinking program which reduced the number of single-serving wrappers and bottles going into the waste stream. During the pandemic, we switched to compostable cups, bowls and silverware for health and safety reasons and have been phasing out such items as our office operations resume, with the expectation to resume the "wash and reuse" program. In addition, in our global headquarters we installed an anaerobic digester which continues to divert food waste from the waste stream and landfills and generates thousands of gallons of clean water that is pumped into the sewer system. We have a 460kW fuel cell that we anticipate will generate approximately 60% of our electrical consumption.

Externally, Tripadvisor continues to be a founding member of the Travalyst coalition, a non-profit organization working to identify–and help bring about–the systemic changes needed in order for sustainable travel to be taken out of the niche and into the mainstream. We believe that tourism can, and must, play a key role in achieving a sustainable future for our world. We are committed to being a driving force that redefines what it means to travel, helping everyone explore our world in a way that protects both people and places, and secures a positive future for destinations and local communities for generations to come.

Communications with the Board

Stockholders who wish to communicate with the Board or a particular director may send such communication to Tripadvisor, Inc., 400 1st Avenue, Needham, Massachusetts 02494, Attention: Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder, provide evidence of the sender’s stock ownership and clearly state whether the intended recipients are all members of the Board or certain specified directors. The Secretary will then review such correspondence and forward it to the Board, or to the specified director(s), if deemed appropriate. Communications that are primarily commercial in nature, that are not relevant to stockholders or other interested constituents, or that relate to improper or irrelevant topics will generally not be forwarded to the Board or to the specified director(s).

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the external accounting firm retained to audit the Company’s financial statements. The Audit Committee has retained KPMG LLP (“KPMG”) as Tripadvisor’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

KPMG has served as Tripadvisor’s independent registered public accounting firm continuously since the audit of the Company’s financial statements for the fiscal year ended December 31, 2014. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent external audit firm. The members of the Audit Committee and the Board believe that the continued retention of KPMG to serve as the Company’s independent external auditor is in the best interest of the Company and its investors. A representative of KPMG is expected to be present at the Annual Meeting, and will be given an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions.

If the stockholders fail to vote to ratify the appointment of KPMG, the Audit Committee will reconsider whether to retain KPMG and may retain that firm or another firm without resubmitting the matter to our stockholders. Even if stockholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Tripadvisor and our stockholders.

Required Vote

We ask our stockholders to ratify the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2024. This proposal requires the affirmative vote of a majority of the voting power of our shares, present in person or represented by proxy, and entitled to vote thereon, voting together as a single class. With respect to the ratification of KPMG, you may vote “FOR”, “AGAINST” or “ABSTAIN”. Abstentions will be counted toward the tabulations of voting power present and entitled to vote on the ratification of the independent registered public accounting firm proposal and will have the same effect as votes against the proposal. Brokers have discretion to vote on the proposal for ratification of the independent registered public accounting firm, and broker non-votes, if any, will have no effect on the proposal.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS TRIPADVISOR’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

Fees Paid to Our Independent Registered Public Accounting Firm

KPMG was Tripadvisor’s independent registered public accounting firm for the fiscal years ended December 31, 2023 and 2022. The following table sets forth aggregate fees for professional services rendered by KPMG for the years ended December 31, 2023 and 2022.

	2023	2022
Audit Fees (1)	$2,560,712	$2,269,593
Audit-Related Fees (2)	—	484,341
Tax Fees (3)	35,163	27,261
Other Fees (4)	2,730	2,730
Total Fees	$2,598,605	$2,783,925

(1)
Audit Fees include fees and expenses associated with the annual audit of our consolidated financial statements, statutory audits, review of our periodic reports, accounting consultations, review of SEC registration statements, report on the effectiveness of internal control, comfort letters, and consents and other services related to SEC matters.

(2)
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and not reported under “Audit Fees,” which also includes non-recurring transaction-related services performed separate from the annual audit.
(3)
Tax Fees include fees and expenses for tax compliance, tax planning, and tax advice.
(4)
Other Fees include accounting research software.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee has responsibility for appointing, setting the compensation of, retaining and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has adopted a policy governing the pre-approval of all audit and permitted non-audit services performed by Tripadvisor’s independent registered public accounting firm to ensure that the provision of such services does not impair the independent registered public accounting firm’s independence from Tripadvisor and our management. Unless a type of service to be provided by our independent registered public accounting firm has received general pre-approval from the Audit Committee, it requires specific pre-approval by the Audit Committee. The payment for any proposed non-audit services in excess of pre-approved cost levels requires specific pre-approval by the Audit Committee.

Pursuant to its pre-approval policy, the Audit Committee may delegate its authority to pre-approve services to one or more of its members, and it has currently delegated this authority to its Chairman, subject to a limit of $250,000 per approval. The decisions of the Chairman (or any other member(s) to whom such authority may be delegated) to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services to Company management.

All of the audit-related and all other services provided to us by KPMG in 2023 and 2022 were approved by the Audit Committee by means of specific pre-approvals or pursuant to the procedures contained in the Company’s pre-approval policy.

The Audit Committee has considered the non-audit services provided by KPMG in 2023 and 2022, as described above, and believes that they are compatible with maintaining KPMG’s independence in the conduct of their auditing functions.

AUDIT COMMITTEE REPORT

Management has primary responsibility for our financial statements, reporting process and system of internal control over financial reporting. Tripadvisor’s independent registered public accounting firm is engaged to audit and express opinions on the conformity of our financial statements to generally accepted accounting principles, and the effectiveness of Tripadvisor’s internal control over financial reporting.

The Audit Committee serves as a representative of the Board and assists the Board in monitoring (i) the integrity of our accounting, financial reporting and public disclosures process, (ii) our relationship with our independent registered public accounting firm, including qualifications, performance and independence, (iii) the performance of our internal audit department, and (iv) our compliance with legal and regulatory requirements. In this context, the Audit Committee met six times in 2023 and, among other things, took the following actions:

•
appointed KPMG as our auditors and discussed with the auditors the overall scope and plans for the independent audit and pre-approved all audit and non-audit services to be performed by KPMG;
•
reviewed and discussed with management and the auditors the audited consolidated financial statements for the year ended December 31, 2023, as well as our quarterly financial statements and interim financial information contained in each quarterly earnings announcement prior to public release;
•
discussed with the auditors the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, and received all written disclosures and letters required by the applicable requirements of the PCAOB;
•
discussed with the auditors its independence from Tripadvisor and Tripadvisor’s management as well as considered whether the non-audit services provided by the auditors could impair its independence and concluded that such services would not;
•
reviewed and discussed with management and the auditors our compliance with the requirements of the Sarbanes-Oxley Act of 2002 with respect to internal control over financial reporting, together with management’s assessment of the effectiveness of our internal control over financial reporting and the auditors’ audit of internal control over financial reporting; and
•
regularly met with KPMG, with and without management present, to discuss the results of their examinations, including the integrity, adequacy and effectiveness of the accounting and financial reporting processes and controls.

Relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023, and the Board approved such inclusion.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that Tripadvisor specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Members of the Audit Committee: Robert S. Wiesenthal (Chairman)

Trynka Shineman Blake

Jeremy Philips

PROPOSAL 3:

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

Overview

Pursuant to Section 14A of the Exchange Act, we are required to provide our stockholders with an opportunity to approve, on an advisory basis, the compensation of our named executive officers, or NEOs. In recognition of the preference of our stockholders expressed at our 2018 annual meeting of stockholders, the Board holds “say on pay” advisory votes every three years. Consistent with this practice and SEC rules, we are asking our stockholders to approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement.

Our Board, with the Compensation Committees and senior management, is committed to designing an effective compensation program and recognizes that our stockholders have an interest in our executive compensation policies and practices. Our executive compensation program is designed to attract, retain and motivate highly skilled executives with the experience and acumen that the Compensation Committees believe are necessary to achieve our long-term business objectives. In addition, the executive compensation program is designed to reward short-term and long-term performance and to align the financial interests of executive officers with the interests of our stockholders by tying a significant portion of their compensation to our performance, thereby rewarding our executive officers for the creation of stockholder value. We believe that the information provided in the “Executive Compensation” and “Compensation, Discussion and Analysis” sections of this Proxy Statement demonstrates that our executive compensation program has been designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term growth.

Our last advisory vote on the compensation of our NEOs was held at our 2021 annual meeting of stockholders. At that meeting, stockholders representing approximately 97.4% of the votes cast on the NEO compensation proposal approved, on an advisory basis, the compensation of our NEOs as disclosed in our proxy statement for that meeting. Since then, our Compensation Committee has made modifications to our executive compensation program in response to feedback from our stockholders, the recommendations of major proxy advisory firms, the practices of companies in our peer group and the views of our compensation consultant. We have adopted features and policies that we believe ensure promotion of stockholders’ interests and strong corporate governance, including, but not limited to, the following:

•
Greater portions of compensation that are performance based, or “at-risk”, as described in more detail in the section entitled “Compensation Discussion and Analysis”;
•
Increased focus on structuring annual bonus and equity awards so that payouts are tied to the achievement of financial targets and strategic objectives;
•
Cash and equity incentive awards are subject to our Clawback policy;
•
Robust executive stock ownership guidelines;
•
Amendment of our stock plan to eliminate "single-trigger" acceleration of equity awards upon a "change in control" and to provide for “double trigger” equity acceleration;
•
A policy that prohibits hedging, or hedging against losses, of Tripadvisor securities; and
•
Provisions in our equity plans that prohibit repricing of stock options without stockholder approval.

We will continue to evaluate ways to ensure that our executive compensation programs compensate our NEOs for performance that furthers our business strategy and initiatives, competitive performance, sound corporate governance principles and stockholder value and return. We will continue to seek to align our NEOs’ incentive compensation opportunities to the achievement of short-term and long-term performance objectives that are directly aligned with the interest of our stockholders.

Required Vote

We are asking for stockholder approval, on a non-binding advisory basis, of the compensation of our NEOs as disclosed in this Proxy Statement, which include the disclosures in the “Executive Compensation” and “Compensation Discussion and Analysis” sections, the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and practices described in this Proxy Statement.

Generally, approval of any matter presented to stockholders requires the affirmative vote of a majority of the voting power of the shares of our capital stock, present in person or represented by proxy, and entitled to vote thereon, voting together as a single class. This vote is advisory and therefore not binding on Tripadvisor, the Compensation Committees, or the Board. However, the Board and the Compensation Committees value the opinions Tripadvisor’s stockholders express in their votes and will review the voting results and take them into consideration as they deem appropriate when making future decisions regarding our executive compensation program.

With respect to the advisory vote on the compensation of our NEOs, you may vote “FOR”, “AGAINST” or “ABSTAIN”. Abstentions will be counted toward the tabulations of voting power present and entitled to vote on this proposal and will have the same effect as votes against the proposal. Brokers do not have discretion to vote on the proposal regarding Tripadvisor’s executive compensation and broker non-votes will have no effect on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE COMPENSATION OF TRIPADVISOR, INC.’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4:

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY RESOLUTIONS TO APPROVE THE COMPENSATION OF TRIPADVISOR’S NAMED EXECUTIVE OFFICERS

Overview

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, this proposal, commonly known as a “say on frequency” proposal, enables our stockholders to vote, on an advisory or non-binding basis, on how frequently they would like to vote on future advisory resolutions to approve the compensation of our NEOs. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on NEO compensation every one, two or three years. At the 2012 annual meeting of stockholders, our stockholders determined to hold a vote, on an advisory basis, to approve the compensation of our NEOs every three years; however, the SEC rules require that stockholders must be given the opportunity to vote on their preference as to how frequently we should seek future non-binding, advisory votes to approve the compensation of our NEOs no less frequently than every six years. In light of our stockholders’ prior stated preference, as expressed in the 2018 vote, our Board recommends that stockholders vote for a three-year interval for future advisory votes on the compensation of our NEOs.

In formulating its recommendation, our Board considered that a triennial vote on an advisory resolution to approve the compensation of our NEOs is a reasonable frequency, as it is more in line with the long-term nature of our equity compensation horizon and because it would allow for an appropriate interval between the vote and an opportunity to evaluate our consideration of the results of the prior vote, thereby enabling our stockholders to assess the impact of our NEO compensation policies and decisions.

Required Vote

We ask our stockholders to vote for, on a non-binding, advisory basis, a three-year interval for future advisory resolutions to approve the compensation of our NEOs. Generally, approval of any matter presented to stockholders requires the affirmative vote of a majority of the voting power of the shares of our capital stock, present in person or represented by proxy, and entitled to vote thereon, voting together as a single class. Although this vote will not be binding on TripAdvisor or the Board, the Board will take into account the outcome of this vote in making a determination on the frequency at which we will include future advisory resolutions to approve the compensation of our NEOs in future proxy statements.

With respect to the interval for future advisory resolutions, you may vote for “1 YEAR”, “2 YEARS”, “3 YEARS” or “ABSTAIN”. Abstentions will be counted toward the tabulations of voting power present and entitled to vote at the meeting but will have the effect of a vote not cast on the specific proposal. Brokers do not have discretion to vote on the proposal regarding the frequency of future advisory votes to approve our NEO compensation and broker non-votes will have no effect on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO HOLD FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF TRIPADVISOR, INC.’S NAMED EXECUTIVE OFFICERS EVERY “THREE YEARS.”

PROPOSAL 5:

STOCKHOLDER PROPOSAL REQUESTING A REPORT ON IMPLEMENTATION OF THE GLOBAL HUMAN RIGHTS POLICY CONCERNING OPERATION IN CAHRAs

Mercy Investment Services, Inc. (“Mercy”), The Episcopal Church, and Portico Benefit Services have advised us that they intend to submit the below proposal at our 2024 Annual Meeting of Stockholders. They each beneficially own shares of our common stock worth at least $2,000. The proponents are responsible, and neither we nor our Board accept any responsibility, for the content of this proposal.

Stockholder Proposal

RESOLVED: Shareholders request the Board of Directors commission an independent third-party report, at reasonable cost and omitting proprietary information, assessing the effectiveness of Tripadvisor lnc.'s (Tripadvisor) implementation of its Global Human Rights Policy (GHRP) concerning operations in conflict affected and high-risk areas (CAHRA).(1)

SUPPORTING STATEMENT

Shareholders seek information, at board and management discretion, through a report that:

•
Discusses how human rights and material risks in CAHRA are assessed, mitigated, and reported upon; and
•
Assesses if additional policies, practices, and governance measures are needed to mitigate risks.

WHEREAS: In response to previous shareholder concerns, Tripadvisor developed and released a GHRP in 2021. The GHRP was informed by the United Nations Guiding Principles on Business and Human Rights (UNGPs), references the need to protect the human rights of employees and communities, and commits Tripadvisor to being the best source of safety information for travelers.(2) Given the potential exposure to human rights violations in CAHRA as highlighted below, shareholders need disclosure on how Tripadvisor's policies address these risks, which is currently lacking.

The number and intensity of CAHRA are increasing, with the World Bank estimating that by 2030 two thirds of the world's poor will live in settings characterized by fragility, conflict, and violence.(3) Recent examples include Russia's invasion of Ukraine, the war between Hamas and Israel, the conflict in Nagorno-Karabakh, the coup in Myanmar, and the crisis in the Xinjiang Region, China. CAHRA are characterized by widespread human rights abuses and violations of national or international law, leading the UNGPs to call on businesses to conduct heightened human rights due diligence (HRDD).(4)

Multilateral organizations, states, and accounting bodies are passing legislation on mandatory HRDD,(5) sustainable investment reporting in the EU,(6) and calling on companies to report on human rights as material risks. A recent survey of 1,200 CEOs indicated 97 percent of respondents altered investment plans due to geopolitical volatility and over one-third relocated operations based on conflict-related risks.(7) Companies failing to address and report on these risks are exposed to potential violations of these evolving laws and normative standards.(8)

(1)
http://dx.doi.org/10.1787/9789264185050-en
(2)
https:ljir.tripadvisor.com/static-files/954a6414·48d0-46ec-8ef3•805072813ac7
(3)
https://ida.worldbank.org/en/topics/theme/conflict-and-fragllity#:~:text=By%202030%2C%20up%20to%20two,out%20of%20fragility%20and%20recovery
(4)
https://www.undp.org/publications/heightened-human-rights-due-diligence-buslness-conflict•affected-contexts-guide
(5)
https://commission.europa.eu/business-economy-euro/doing-business-eu/corporate-sustainabillty-due-diligence en
(6)
https://flnance.ec.europa.eu/sustalnable-finance/disclosures/sustainability-related-disclosure-financial-servlces-sector en
(7)
https://assets.ey.com/content/dam/ey-sites/ey-com/enus/topics/ceo/ey-ceo-outlook-pulse-survey-lanuary-2023-globalreport.pdf

(8)
http://www.entegreraporlamatr.org/tr//mailing/25122020/images/Reporting-on-enterprise-value climateprototype Dec20.pdf

Tripadvisor operates in numerous CAHRA and is potentially connected to human rights harms, such as contributing to government efforts to whitewash human rights abuses in China's Xinjiang Region,(9) Syria,(10) and Saudi Arabia,(11) promoting properties linked to Myanmar's military junta,(12)(13) and financially contributing to accommodations and experiences in Israeli settlements in occupied Palestinian territory.(14) Further, Tripadvisor does not include conflict-related safety warnings to travelers in a number of CAHRA, including Democratic Republic of Congo,(15) Lebanon,(16) Myanmar,(17) Nagorno Karabakh(18) Sudan(19) and Syria.(20)

Given increasing human rights-related risks, corresponding regulatory measures requiring such risks be identified, mitigated, and reported on, and Tripadvisor's commitments in its own GHRP, further information on how Tripadvisor is conducting HRDD in CAHRA will give investors meaningful insight into their governance of these material risks.

(9)
https://www.theguardian.com/world/2023/aug/30/travel-firms-trips-uyghur-regjon-china-rights-abuses-xinjiang-tours
(10)
https://www.washingtonpost.com/opinions/2022/08/08/travel-influencers-whitewash-syrian-war/
(11)
https://www.nytimes.com/2023/06/18/sports/soccer/lionel-messi-saudi-arabia.html
(12)
https://www.justiceformyanmar.org/stories/who-profits-from-a-coup-the-power-and-greed-of-senior-general-min-aung hlaing
(13)
https://www.tripadvisor.com/Hotel Review-g1S44766-d25337015-Reviews-Azura Beach Resort Hotel Chaungtha Ayeyarwady Region.html
(14)
https:llwww.business-humanrights.org/en/latest-news/amnesty-intl-alleges-airbnb-booklngcom-expedia-tripadyisor-are profitlng-from-illegal-settlements-in-the-occupied-palestinian-territories-inc-co-resoonses/
(15)
https://www.tripadvisor.com/Hotels-g3644864-North Kivu Province-Hotels.html
(16)
https://www.tripadvisor.com/Hotels-g294004-Lebanon-Hotels.html
(17)
https://www.tripadvisor.com/Hotels-g3576030-Kachin State-Hotels.html
(18)
https://www.tripadvisor.com/Hotels-g6674S8-Khankendi Nagorny Karabakh-Hotels.html
(19)
https://www.tripadvisor.com/Hotels-g293834-Sudan-Hote1s.html
(20)
https://www.tripadvisor.com/Hotels-g294010-Syria-Hotels.html

Tripadvisor’s Statement in Opposition

Tripadvisor is committed to maintaining the highest ethical standards and conducting business in a socially responsible manner, respecting applicable laws and supporting universal human rights. Tripadvisor believes that our actions clarify and reinforce Tripadvisor’s respect for human rights.

Tripadvisor maintains an enterprise risk management program overseen by our Board. This program is designed to enable us to identify, assess, mitigate and manage risks on a range of different topics. Tripadvisor’s risk management efforts include an annual review with executive management and the Board to identify financial, operational, market, reputational and other risks inherent in our business and in the areas in which we operate. Based on this assessment and review, Tripadvisor establishes a course of action to mitigate, manage and/or monitor key risks. Tripadvisor also has a New Markets Committee comprised of senior leaders, which is charged with specifically evaluating operational risks associated with the geographies in which Tripadvisor is contemplating operating.

We believe that businesses have a responsibility to respect human rights and the ability to contribute to positive human rights impacts. Human rights have long been integrated into our work culture and the causes we support as demonstrated by our safe, inclusive and diverse workplace as well as how we work with our users and partners. Our commitment to human rights extends to our work to safeguard security and user privacy in our products and to promote freedom of expression and access to information on our platforms to provide a safe and respectful environment for all people. As a reflection of the above, our Trust and Safety team has developed “travel alerts” for certain destination pages, to inform our users if that destination is under a conflict and/or presents serious safety risk.

As part of its commitment to establish and maintain best practices in respecting fundamental human rights and freedoms as a part of our corporate values, in 2021 the Board adopted a Global Human Rights Policy (which is publicly available on our investor relations page). This policy codifies our commitment and creates more opportunities for engagement and collaboration with our employees, consultants, partners, and stakeholders. The Board is responsible for overseeing and periodically reviewing our Global Human Rights Policy, while the Chief Compliance Officer is responsible for its ongoing implementation and reports to the Board and its committees any significant issues identified. Our Audit Committee assists the Board in monitoring our significant business risks, including operational and reputational exposures that may relate to compliance with governmental laws, regulations, and orders, or to human rights issues.

The Board believes that Tripadvisor has sufficient policies, practices and governance measures in place to mitigate risks associated with business activities in CAHRAs. A report on assessing the effectiveness of Tripadvisor’s implementation of its Global Human Rights Policy concerning operations in CAHRAs would not provide additional information. In addition, the Board believes that the proposal’s additional reporting requirements would impose an unnecessary burden on Tripadvisor.

Required Vote

This proposal requires the affirmative vote of a majority of the voting power of the shares of our shares, present in person or represented by proxy, and entitled to vote thereon, voting together as a single class.

With respect to approval of Proposal 5, you may vote “FOR”, “AGAINST” or “ABSTAIN”. Abstentions will only be counted toward the tabulations of voting power present and entitled to vote on the stockholders proposal and will have the same effect as votes against the proposal. Brokers do not have discretion to vote on the proposal to approve the stockholder proposal and broker non-votes will have no effect on the proposal.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “AGAINST” A REPORT ON IMPLEMENTATION OF THE GLOBAL HUMAN RIGHTS POLICY CONCERNING OPERATION IN CAHRAs.

EXECUTIVE OFFICERS

Set forth below is certain background information, as of April 26, 2024, regarding Tripadvisor’s executive officers. There are no family relationships among directors or executive officers of Tripadvisor.

Name	Age	Position
Matt Goldberg	53	Director, President and Chief Executive Officer
Mike Noonan	55	Chief Financial Officer
Seth J. Kalvert	54	Chief Legal Officer and Secretary

Refer to “Proposal 1: Election of Directors” above for information about our President and Chief Executive Officer Matt Goldberg.

Mike Noonan has served as Chief Financial Officer of Tripadvisor since October 31, 2022. Prior to Tripadvisor, from October 2020 to October 2022, Mr. Noonan was the Chief Financial Officer of Noom, Inc., a consumer-focused digital health company. Prior to Noom, from January 2016 to October 2020, Mr. Noonan served as Senior Vice President of Finance for Booking Holdings, Inc., where he led numerous corporate finance activities such as financial planning and capital budgeting, as well as investor relations. Mr. Noonan’s experience also includes several capital markets roles at RBC Capital Markets, NYSE Euronex, J.P. Morgan, and Bear Stearns & Co. Mr. Noonan holds an MBA from Duke University and a B.A. from Davidson College.

Seth J. Kalvert has served as Chief Legal Officer and Secretary of Tripadvisor since August 2011. Prior to joining Tripadvisor, from March 2005 to August 2011, Mr. Kalvert held positions at Expedia, most recently as Vice President and Associate General Counsel. Prior to that, Mr. Kalvert worked at IAC/InterActiveCorp. Mr. Kalvert began his career as an associate at Debevoise & Plimpton, LLP, a New York law firm. Mr. Kalvert serves on the board of directors of Citizen Schools, a national nonprofit that helps all students to thrive in school and beyond through hands-on learning and career mentors, and also serves as Secretary and a director of The Tripadvisor Foundation, a private charitable foundation. Mr. Kalvert holds a J.D. from Columbia Law School and an A.B. from Brown University.

COMPENSATION DISCUSSION AND ANALYSIS

2023 Business Highlights and Executive Summary

The Board has a Compensation Committee and a Section 16 Committee that together have primary responsibility for establishing the compensation of our named executive officers. We have a pay for performance philosophy that guides all aspects of our compensation decisions. For example:

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annual incentive compensation is structured so that payouts are tied to the achievement of financial and strategic targets;
•
the interests of our NEOs are aligned with those of our stockholders through the granting of a substantial portion of compensation in equity awards with multi-year vesting requirements and key performance metrics; and
•
by combining a three- to four-year vesting period for equity awards with policies prohibiting hedging or pledging of such securities, a substantial portion of our executive’s compensation package is tied to changes in our stock price, and therefore, is variable for a significant period of time.

In 2023, we saw robust activity in the travel industry, especially in light of macroeconomic uncertainty throughout much of the year. Our teams executed well, exceeding expectations we set out at the start of the year. More specifically, the Company was able to achieve the following:

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In the fiscal year ended December 31, 2023 ("Fiscal 2023"), consolidated revenue reached nearly $1.8 billion, as compared to nearly $1.5 billion in the fiscal year ended December 31, 2022 ("Fiscal 2022"), reflecting annual growth of 20% and an all-time high for the Tripadvisor group of companies;
•
Tripadvisor's experiences business, or our Viator segment, delivered more than 40% of consolidated revenue, reflecting successful execution on the Company's strategy to diversify its portfolio;
•
Net Income was $10 million for Fiscal 2023, as compared to a net income of $20 million in Fiscal 2022;
•
Adjusted EBITDA* for Fiscal 2023 was $334 million, as compared to adjusted EBITDA of $295 million in Fiscal 2022; and
•
We exited the year with strong liquidity - with nearly $1.1 billion in cash and cash equivalents as of December 31, 2023.

*Adjusted EBITDA is a non-GAAP financial measure. Refer to our 2023 Annual Report for a reconciliation of adjusted EBITDA to Net Income, the most directly comparable financial measure calculated and presented in accordance with U.S. Generally Accepted Accounting Principles.

The named executive officers referred to herein encompasses: (i) each individual who served as our principal executive officer at any time during the Fiscal 2023; (ii) each individual who served as our principal financial officer at any time during Fiscal 2023; (iii) the next three most highly-compensated executive officers (other than any individual who served as our principal executive officer or principal financial officer) who were serving in such capacity as of the last day of Fiscal 2023; and (iv) as applicable, up to two additional individuals for whom disclosure would have been provided pursuant to the foregoing clause (iii) but for the fact that the individual was not serving as an executive officer at the end of 2023.

Compensation Program Objectives

Our compensation program is designed to achieve the following objectives:

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Attract, motivate and retain highly skilled employees with the business experience and acumen that management and the Compensation Committees believe are necessary for the achievement of our long-term business objectives;
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Reward specific short-term and long-term financial and strategic objectives;
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Align our executives’ financial interests with the long-term financial interests of our stockholders;
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Ensure that the compensation opportunity provided to these employees remains competitive with the compensation paid to similarly situated employees at comparable companies; and
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Ensure our program design does not encourage our executive officers to take unreasonable risks relating to our business.

To that end, management and the Compensation Committees believe the executive compensation packages provided by Tripadvisor to our named executive officers should include both cash and equity-based compensation.

The table below sets forth information regarding the primary elements of our executive compensation program in 2023:

Compensation Element	Compensation Objective	Performance Metrics	Characteristics	Time Horizon

Base Salary	• Attract and retain qualified executives	• None	• Market-competitive, fixed level of compensation	• Annual

Annual Bonus	• Attract and retain qualified executives • Motivate performance to achieve specific short-term financial and strategic objectives	• Revenue • Adjusted EBITDA	• At target, annual incentive provides market-competitive total cash opportunity • At-risk compensation	• Annual

Equity Awards - Time-Based RSUs	• Align NEOs’ and stockholders’ interests • Attract and retain qualified executives	• N/A	• Generally vest over three to four years to enhance retention • At-risk compensation	• Three to Four years
Equity Awards - Performance-Based RSUs	• Motivate performance to achieve specific long-term financial and strategic objectives	• Revenue • Adjusted EBITDA	• At-risk compensation • Two-year performance period, with a three-year vesting period	• Three years

Roles and Responsibilities

Role of the Compensation and Section 16 Committees

The Compensation Committee is appointed by the Board and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Code. The Compensation Committee currently consists of Messrs. Maffei and Hoag and Ms. Morgan, with Ms. Morgan acting as Chairperson of the Compensation Committee. The Compensation Committee is responsible for (i) designing and overseeing our compensation with respect to our executive officers, including salary matters, bonus plans and stock compensation plans; and (ii) approving all grants of equity awards, but excluding matters governed by Rule 16b-3 under the Exchange Act (for which the Section 16 Committee has responsibility as described below). Notwithstanding the foregoing, the Compensation Committee has delegated to the Chief Executive Officer of the Company authority to grant certain types of equity awards, subject to certain limitations, to employees other than executive officers.

The Section 16 Committee is also appointed by the Board and consists entirely of directors who are “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. The Section 16 Committee currently consists of Mr. Hoag and Ms. Morgan. The Section 16 Committee is responsible for administering and overseeing matters governed by Rule 16b-3 under the Exchange Act, including approving grants of equity awards to our named executive officers. Ms. Morgan is also the Chairman of the Section 16 Committee.

Role of Executive Officers

Management participates in reviewing and refining our executive compensation program. Our President and Chief Executive Officer, annually reviews the performance of Tripadvisor and each named executive officer other than himself with the Compensation Committees and makes recommendations with respect to the appropriate base salary, annual bonus and grants of equity awards for each named executive officer, other than himself. Based in part on these recommendations and the other factors discussed below, the Compensation Committees review and approve the annual compensation package of each named executive officer.

Role of Compensation Consultant

Pursuant to the Compensation Committee and Section 16 Committee Charter, the Compensation Committees may retain compensation consultants for the purpose of assisting the Compensation Committees in their evaluation of the compensation for our named executive officers. In July 2021, the Compensation Committees retained FW Cook, a premier provider of independent executive and non-employee director compensation consulting services to compensation committees and senior management. FW Cook has provided objective, independent and expert advice to the Compensation Committees and senior management on matters related to executive pay and performance. More specifically, FW Cook provided the following services to the Compensation Committees:

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Assist in developing and annually evaluating a peer group of publicly-traded companies to help assess executive compensation, equity usage relative to peer companies and “new hire” compensation;
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Compile and analyze competitive compensation market data and review all elements of Tripadvisor’s executive compensation to assist the Company in developing a competitive compensation framework for our named executive officers;
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Review the value of equity compensation granted to our executives and advise on matters related to our long-term incentive compensation structure generally as well as any potential engagement or retention grants;
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Provide advice on matters related to director compensation; and
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Provide updates on executive compensation trends and regulatory developments.

While the Compensation Committees meet regularly with the compensation consultant, the Compensation Committees consider input from the compensation consultant as one factor in making decisions with respect to compensation matters, along with information and analysis they receive from management and their own judgment and experience.

Based on consideration of the factors set forth in the rules of the SEC and Nasdaq, the Compensation Committees have determined that their relationships with FW Cook and the work performed by FW Cook on behalf of the Compensation Committees have not raised any conflict of interest. In addition, in compliance with the Compensation Committee and Section 16 Committee Charter, the Compensation Committees approved the fees paid to FW Cook for work performed in 2023. FW Cook did not provide additional services to the Company or its affiliates in an amount in excess of $120,000 during the last completed fiscal year.

Role of Stockholders

Tripadvisor provides its stockholders with the opportunity to cast an advisory vote to approve the compensation of our named executive officers every three years. In evaluating our 2023 executive compensation program, the Compensation Committees considered the result of the stockholder advisory vote on our executive compensation (the “say-on-pay vote”) held at our Annual Meeting of Stockholders on June 8, 2021, which was approved by approximately 97% of the votes cast.

Our Compensation Committees takes into account input from our stockholders, the recommendations of major proxy advisory firms, the practices of companies in our peer group and the views of our compensation consultant in designing our executive compensation program and setting compensation for our named executive officers. Specifically, our executive compensation program includes the following features that we believe ensure promotion of stockholders’ interests and strong corporate governance:

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Greater portions of compensation that are incentive based, or “variable,” as described in more detail in this section;
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Increased focus on structuring annual bonus and equity awards so that payouts are tied to the achievement of financial targets and strategic objectives;
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Cash and equity incentive awards are subject to our Clawback policy;
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Robust executive stock ownership guidelines;
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Amendment of our stock plan to eliminate “single trigger” acceleration of equity awards upon a change in control and to provide for “double trigger” acceleration;
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A policy that prohibits hedging, or hedging against losses, of Tripadvisor securities; and
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Provisions in our equity plans that prohibit repricing of stock options without stockholder approval.

We will continue to evaluate ways to ensure that our executive compensation programs compensate our NEOs for performance that furthers our business strategy and initiatives, competitive performance, sound corporate governance principles and stockholder value and return. We will continue to seek to align our NEOs’ incentive compensation opportunities to the achievement of short-term and long-term performance objectives that are directly aligned with the interest of our stockholders.

The Compensation Committees will continue to consider the outcome of the say-on-pay vote when making future compensation decisions for our named executive officers.

We have historically held a say-on-pay vote every three years. At the Annual Meeting, stockholders will consider and vote upon the frequency of future say-on-pay votes. Although such vote is advisory and non-binding on Tripadvisor and our Board, the Board will take into account the outcome of this vote in making a determination on the frequency of future say-on-pay votes.

Compensation Program Elements

General

The primary elements of our executive compensation program are base salary, annual cash bonus and long-term incentive compensation in the form of equity awards. The program is designed to closely align executive compensation with performance by allocating a majority of target compensation to performance-based equity awards that directly link the value of executive compensation to our stock price performance and tying annual bonuses to performance.

Our pay-for-performance philosophy is reflected in the charts below showing the key design and structure aspects of our program. All elements of annual compensation are considered to be performance-based, variable or “at-risk”, with the exception of base salary.

(1)
CEO Total Compensation consists of (i) 2023 base salary; and (ii) 2023 annual bonus paid as reflected in the Summary Compensation Table. Pursuant to the terms of his employment agreement, Mr. Goldberg received his 2022 and 2023 annual grants in fiscal year 2022 and was not eligible to receive an annual equity award in 2023.
(2)
Other NEO Total Compensation reflects (i) the average of the amounts paid to Messrs. Noonan and Kalvert and Ms. Soni that consists of 2023 base salary and 2023 annual bonus paid as reflected in the Summary Compensation Table, and (iii) the aggregate grant date fair value of the 2023 annual equity awards as disclosed in the table below. Other NEO Total Compensation does not include Mr. Teunissen as he did not receive 2023 base salary or a 2023 annual bonus, which is reflected in the Summary Compensation Table, and also did not receive a 2023 annual equity award.

One of the primary objectives of our compensation philosophy is to design pay opportunities that align with our performance and result in strong long-term value creation for our stockholders. The significant weighting of long-term incentive compensation ensures that our named executive officers’ primary focus is sustained long-term performance, while our short-term incentive compensation motivates consistent annual achievement.

Following recommendations from management or based on other considerations, the Compensation Committees may also adjust compensation for specific individuals at other times during the year when there are significant changes in responsibilities or under other circumstances that the Compensation Committees consider appropriate.

Base Salary

Base salary represents the fixed portion of a named executive officer’s compensation and is intended to provide compensation for expected day-to-day performance. A named executive officer’s base salary is initially determined upon hire or promotion based on a number of factors including, but not limited to, his or her responsibilities, prior experience, and salary levels of other executives within Tripadvisor. Providing a competitive base salary to our executives is essential to achieving our objectives of attracting and retaining talent. Base salary is typically reviewed annually, at which time management makes recommendations to the Compensation Committees based on consideration of a variety of factors including, but not limited to, the following:

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the named executive officer’s total compensation relative to other executives in similarly situated positions;
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his or her individual performance relative to previously established performance goals;
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competitive compensation market data, when available;
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his or her responsibilities, prior experience and individual compensation history, including any non-standard compensation;
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general economic conditions; and
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the recommendations of the President and Chief Executive Officer (other than his own compensation).

After careful consideration of the factors discussed above with respect to each of the named executive officers, the Compensation Committees approved base salary changes for our named executive officers for 2023. The table below sets forth, for each NEO, the 2022 base salary, the base salary increase and the 2023 base salary.

Name	2022(1)	Annual Salary Change	2023(2)
Matt Goldberg (3)	$800,000	$100,000	$900,000
Mike Noonan (3)	$525,000	N/A	$525,000
Seth Kalvert	$515,000	$10,000	$525,000
Kanika Soni	$530,000	N/A	$530,000
Ernst Teunissen (4)	$552,000	N/A	N/A

(1)
Reflects base salary of the NEOs as of December 31, 2022.
(2)
Reflects base salary of the NEOs as of December 31, 2023, except with respect to Ms. Soni. Ms. Soni's 2023 base salary is her base salary as of April 1, 2023, the date her employment terminated. Mr. Goldberg’s base salary was increased from $800,000 to $900,000 pursuant to the terms of his employment agreement.
(3)
Mr. Goldberg joined the Company effective July 1, 2022, and Mr. Noonan joined the Company October 31, 2022. Mr. Noonan was not eligible for a base salary increase for 2023 pursuant to the terms if his employment agreement.
(4)
Mr. Teunissen resigned from his position effective January 1, 2023.

Mr. Goldberg’s base salary adjustment was made pursuant to the specific terms of the employment agreement. Mr. Kalvert’s base salary was adjusted primarily in response to analysis provided by our compensation consultants on competitive compensation market data for executive officers within our peer group.

Annual Bonus

Annual bonuses are awarded to recognize and reward each named executive officer based on achievement of the Company’s annual operating plan as well as achievement of any strategic goals or business goals set for such named executive officer and such named executive officer’s specific contributions to the Company’s performance. The amount payable each year is based on (i) with respect to 75%, the extent to which certain pre-established financial performance goals are achieved during the year, and (ii) with respect to the remaining 25%, the extent to which individual performance goals established for each named executive officer are achieved during the year. The annual bonus is “variable compensation” because the Company must achieve certain performance goals and/or the named executive officer must achieve certain individual performance goals in order for the executive officers to receive an annual incentive bonus, with the amount of bonus based on the extent to which the goals are achieved. The annual bonus is designed to motivate our executive officers to improve company and individual performance. The annual bonus program aligns a portion of executive compensation with key business and financial targets and, as a result, provides a valuable link between compensation and creation of stockholder value.

Unless otherwise provided by the provisions of his or her employment agreement, the target annual bonus opportunities for our named executive officers are generally established by the Compensation Committees, based on competitive market data and recommendations by the President and Chief Executive Officer (other than in connection with his own compensation). The Compensation Committee set the weighting at 25% for individual performance and 75% for financial performance. The financial performance consists of revenue goals (50%) and adjusted EBITDA goals (50%); the threshold for payment is set at 50% of the target and the maximum payout is 200% of target. The threshold payout of 50% of the target bonus requires achievement of 90% of the revenue and adjusted EBITDA targets while the maximum payout of 200% of the target bonus requires achievement of 110% of the revenue and adjusted EBITDA targets. The annual bonus was designed with such threshold, target and maximum payout goals in order to create more financial incentive for management to achieve a performance range of target or higher. The remaining 25% of each individual’s annual bonus target is determined based on the extent to which the executive achieved individual performance goals.

In February 2024, the Compensation Committee approved payouts for bonuses with respect to the 2023 calendar year for each of our named executive officers after taking into account a variety of factors including, but not limited to, the following:

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Tripadvisor's Fiscal 2023 revenue goal achievement at 101% of target and Tripadvisor's Adjusted EBITDA goal achievement at 92% of target;
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Tripadvisor’s performance against the strategic initiatives described above and the executive officers’ contributions and efforts with respect to such initiatives;
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the named executive officer’s individual performance; and
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the recommendations of the President and Chief Executive Officer (other than in connection with his own compensation).

The table below set forth, for each named executive officer, the target bonus for 2023, the actual bonus paid and percentage of bonus paid relative to annual bonus target for each named executive officer.

Name	Target Bonus as % of Base Salary	Target Bonus	Bonus Award	Percentage of Award to Target
Matt Goldberg	100%	$900,000	$891,000	99%
Mike Noonan	80%	$420,000	$415,000	99%
Seth Kalvert	80%	$420,000	$400,000	95%
Kanika Soni (1)	N/A	N/A	N/A	N/A
Ernst Teunissen (1)	N/A	N/A	N/A	N/A
(1)
Ms. Soni and Mr. Teunissen did not receive an annual bonus for 2023 because their employment terminated as of January 15, 2023 and January 1, 2023, respectively.

Equity Awards

The Compensation Committees use equity awards to align executive compensation with our long-term performance. Equity awards link compensation to financial performance because their value depends on changes in Tripadvisor’s performance and/or share price. Equity awards are also an important retention tool because they vest over a multi-year period, subject to continued service by the award recipient. Equity awards are typically granted to our named executive officers upon hire or promotion and annually thereafter. Management generally recommends annual equity awards in the first quarter of each year when the Compensation Committees meet to make determinations regarding annual bonuses for the last completed fiscal year and to set target compensation levels for the current fiscal year. The practice of the Compensation Committees is to generally grant equity awards to our named executive officers only in open trading windows.

Under the Company’s stock plans, the Compensation Committees may grant a variety of long-term incentive vehicles. The following is a general description of the vehicles we used in 2023:

Service-Based Restricted Stock Units, or RSUs. RSUs are a promise to issue shares of our common stock in the future provided that the named executive officer remains employed with us through the award’s vesting period. RSUs provide the opportunity for capital accumulation and long-term incentive value and are intended to assist in satisfying our retention objectives. As a result, RSUs typically vest over a three to four-year requisite service period.

Performance-Based Restricted Stock Units (“PSUs”). PSUs are also a promise to issue shares of common stock in the future provided that the NEO remains employed with us through the awards vesting period and certain pre-determined performance metrics are achieved. The number of shares earned, if any, depends on the extent to which financial performance metrics established by the Compensation Committees are met, relative to the targets established by the Compensation Committees.

The Compensation Committees review various factors considered by management when they establish Tripadvisor’s equity award grant pool including, but not limited to, the following:

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Tripadvisor’s business and financial performance, including year-over-year performance;

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dilution rates, taking into account projected headcount growth and employee turnover;
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equity compensation utilization by peer companies;
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general economic conditions; and
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competitive compensation market data regarding award values.

For specific awards to our NEOs, the Section 16 Committee considers a variety of factors including, but not limited to, the following:

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Tripadvisor’s business and financial performance, including year-over-year performance;
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individual performance and future potential of the executive;
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the overall size of the equity award pool;
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award value relative to other Tripadvisor employees;
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the value of previous awards and amount of outstanding unvested equity awards;
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competitive compensation market data, to the degree that the available data is comparable; and
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the recommendations of the President and Chief Executive Officer (other than in connection with his own compensation).

After review and consideration of the recommendations of management and the President and Chief Executive Officer (other than with respect to awards for himself), the Section 16 Committee decides whether to grant equity awards to our NEOs. After consideration of the factors discussed above, in February 2023 the Section 16 Committee granted the equity awards set forth in the table below to Messrs. Noonan and Kalvert in connection with our annual equity awards program. Pursuant to the terms of his employment agreement, Mr. Goldberg was not eligible to receive equity awards in 2023. Ms. Soni did not receive any equity awards in 2023 because her employment terminated on January 15, 2023. Mr. Teunissen did not receive any equity awards in 2023 because his employment terminated on January 1, 2023.

Name	Grant Date Fair Value	Number of RSUs	Number of PSUs
Mike Noonan	$2,744,377	67,446	67,446
Seth Kalvert	$2,058,262	50,584	50,584

The RSUs vest over four years, with 25% of such awards vesting on February 15, 2024 and 6.25% of the award vesting in equal quarterly installments commencing thereafter and for the remaining three years. The PSU awards vest in two equal annual installments on each of December 31, 2024 and December 31, 2025, if and to the extent the Company achieves pre-determined revenue and adjusted EBITDA metrics (each weighted 50%) established by the Compensation Committees. Based upon actual attainment relative to the target financial metrics, employees have the ability to receive up to 200% of the target number originally granted, or to be issued none at all.

Market-Based Restricted Stock Units (“MSUs”). Messrs. Goldberg and Noonan were granted MSUs in 2022 in connection with their hire. These MSUs vest over three years but only to the extent that the volume weighted average price of a share of the Company’s common stock as reported on Bloomberg (or equivalent wire service) over a 30 trading day period between the first anniversary of the grant date and the third anniversary of the grant date exceeds certain levels, beginning at $35.00 per share. None of the shares underlying the MSUs held by Messrs. Noonan or Goldberg vested in 2023 but the MSUs held by them remain outstanding and eligible to be earned and vest.

Employee Benefits

In addition to the primary elements of compensation described above, our named executive officers are also eligible to participate in employee benefits programs available to our employees generally, including the Tripadvisor Retirement Savings Plan, a tax-qualified 401(k) plan on the same basis as other employees. Under this plan, Tripadvisor matches 50% of each dollar contributed by a participant, up to the first 6% of eligible compensation, subject to tax limits.

In addition, we provide other benefits to our named executive officers generally on the same basis as all of our domestic employees. These benefits include group health (medical, dental, and vision) insurance, group disability insurance, and group life insurance. Tripadvisor also sponsors a Global Lifestyle Benefit program generally available to all employees, including our named executive officers, which provides for taxable reimbursement of up to $1,750 per year, depending on years of service, for qualifying services and products.

In situations where a named executive officer is required to relocate, Tripadvisor provides relocation benefits, including reimbursement of moving expenses, temporary housing and other relocation expenses as well as a tax gross-up payment on the relocation benefits. Mr. Goldberg received a temporary housing benefit in 2023. This Company benefit is described further in the footnote to the Summary Compensation Table.

Compensation-Related Policies

Clawback Policy

In light of the SEC’s adoption of final clawback rules and the NASDAQ’s adoption of final listing standards consistent with the SEC rules in June 2023, Tripadvisor adopted a formal Clawback Policy on November 1, 2023. The Clawback Policy applies to current and former executive officers, and other employees of the Company who may from time to time be deemed subject to this policy by a majority of the independent directors (as defined in the policy). The policy requires the recovery of incentive-based compensation, which is broadly defined to cover any form of compensation that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure, received in the prior three years and after the effective date of the Clawback Policy in the event Tripadvisor is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws.

Insider Trading and Hedging Policy

Tripadvisor has adopted an Insider Trading Policy covering our directors, officers, employees and consultants that is designed to ensure compliance with relevant SEC regulations, including insider trading rules. Tripadvisor’s Insider Trading Policy also prohibits directors, officers, employees and consultants from engaging in various types of transactions in which they may profit from short-term speculative swings in the value of Tripadvisor securities. These transactions include “short sales” (or selling borrowed securities which the sellers hopes can be purchased at a lower price in the future), “put” and “call” options (or publicly available rights to sell or buy securities within a certain period of time at a specified price or the like) and hedging transactions, such as zero-cost collars and forward sale contracts. The policy also prohibits the pledge or use of Company securities as collateral in a margin account or collateral for a loan.

Stock Ownership Guidelines

In October 2015, the Board of Directors adopted guidelines which require that our named executive officers and members of our Board own shares of our common stock to further align their interests with those of our stockholders. These guidelines were reviewed in April 2022 and again in November 2023, after which revised guidelines were approved. Under the current guidelines our named executive officers and directors are generally expected to directly hold securities having market or intrinsic value which is equal to or greater than a specified multiple of his or her base salary or cash retainer, as set forth below:

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For our President and Chief Executive Officer, six times his annual base salary;
•
For all other named executive officers, three times his or her annual base salary; and
•
For each non-employee director, three times his or her annual cash retainer.

For purpose of these calculations, 100% of shares of common stock and 100% of time-based restricted stock units on an after-tax basis are counted but shares underlying performance-based restricted stock units and unexercised stock options, whether vested or unvested, are not counted. Individuals subject to these guidelines are expected to achieve the relevant ownership threshold on or before the later of January 31, 2028 or five years after commencing service. As of March 31, 2024, all of our named executive officers and members of our Board either met the applicable ownership threshold or were within the permitted time period to attain the required ownership.

The Board recognizes that exceptions to this policy may be necessary or appropriate in individual cases and may approve such exceptions from time to time as it deems appropriate in the interest of our stockholders.

These stock ownership guidelines were established after consideration of the Compensation Committees' review of market practices of other companies in the Company’s peer group with respect to stock ownership guidelines and in an effort to enhance risk mitigation and to more closely align the interests of the Company’s executive officers and Board members with those of the Company’s stockholders.

Code of Business Conduct and Ethics

In November 2023, our Board adopted an amended and restated Code of Business Conduct and Ethics applicable to all of our directors, officers, employees, consultants and independent contractors. A copy of the Code of Business Conduct and Ethics is posted on our website at http://ir.Tripadvisor.com/corporate-governance.

Role of Competitive Compensation Market Data

Management considers multiple data sources when reviewing compensation information to ensure that the data reflects compensation practices of relevant companies in terms of size, industry and business complexity. Among other factors, the Compensation Committees considers the following information regarding compensation for our named executive officers:

•
Data from compensation surveys that include companies of a similar size and industry; and
•
Data regarding compensation for certain executive officer positions from recent proxy statements and other SEC filings of peer companies.

The Compensation Committees annually retain our compensation consultant to review the compensation peer group and to recommend possible changes. Our business model is specialized in that we use our innovative technology systems and software to attract users and then facilitate transactions between our business partners and those users. Accordingly, our compensation consultant identified comparable companies focusing on publicly traded companies in the business to consumer and software industries as well as revenue and market capitalization.

The compensation consultant reviewed the peer group in October 2022 and suggested that Booking Holdings be removed from the peer group due to its size, and Zynga be removed as it was taken private in June 2022. Additionally, it was suggested that Shutterstock be added to the peer group given its size and operations were comparable to Tripadvisor. The changes resulted in a 16-company peer group in which Tripadvisor is positioned near the 25th percentile in terms of revenue and near the median in terms of market cap and adjusted EBITDA. Based on the input from FWC, the Compensation Committee approved the peer group for purposes of reviewing our 2023 executive compensation program,

Company Name
Akamai Technologies
Angi
Box
CarGurus
Cimpress plc
Etsy
Expedia Group
Groupon
HubSpot
IAC Inc. (fka IAC/InterActiveCorp)
Redfin
Sabre
Shutterstock
Stitch Fix
Yelp
Zillow Group

When available, management and the Compensation Committees consider competitive market compensation paid by peer group companies but do not attempt to maintain a certain target percentile within the compensation peer group or otherwise rely solely on such data when making recommendations to the Compensation Committees regarding compensation for our named executive officers. Management and the Compensation Committees strive to incorporate flexibility into our executive compensation program and the assessment process to respond to and adjust for the evolving business environment and the value delivered by our named executive officers.

Post-Employment Compensation

The Company has entered into employment arrangements with each of our named executive officers. Pursuant to these agreements, each of our named executive officers is eligible to receive certain severance payments and benefits in the event of a qualifying termination of employment. The material terms of these employment agreements are described below under the heading “Potential Payments Upon Termination or Change in Control” below. For further information regarding the severance payments and benefits received in connection with a named executive officer's resignation, please see “Potential Payments Upon Termination or Change in Control.”

We believe that a strong, experienced management team is essential and in the best interests of the Company and our stockholders. In addition, we recognize that the possibility of a change in control could arise and that such an event could result in the departure of our senior leaders to the detriment of the Company and our stockholders. As a result, in 2017 we adopted a severance plan applicable to certain senior leaders (the “Severance Plan”). The Severance Plan formalizes and standardizes our severance practices for certain of our senior leaders. Adoption of the Severance Plan was approved by the Compensation Committees. The Severance Plan applies to all named executive officers as well as certain other senior leaders. While the benefits are generally consistent with the severance benefits provided for in individual employment agreements, there are some differences. Under the terms of the Severance Plan, in the event of any conflict or inconsistency between the terms of any employment agreement and the Severance Plan, the terms more beneficial to the executive shall prevail. For a description and quantification of change in control payments and benefits for our named executive officers, please see the section below entitled “Potential Payments Upon Termination or Change in Control.”

Tripadvisor's Inc. 2023 Stock and Annual Incentive Plan (the "2023 Plan") provides only for “double trigger” acceleration (i.e., acceleration upon termination by the Company other than for Cause or disability or resignation for Good Reason, in each case within three months prior to and 12 months following a change in control). The 2023 Plan also provides for acceleration of all equity awards upon the death of a participant. Please see “Estimated Potential Incremental Payments” below for further information regarding the treatment of equity awards held by our Named Executive Officers upon certain circumstances.

Tax Considerations

Section 162(m) of the Code generally precludes a tax deduction by any publicly-held company for compensation paid to the top executive officers in excess of $1 million. With respect to taxable years before January 1, 2018, compensation in excess of $1 million was exempt from this deduction limit if it qualified as “performance-based compensation” within the meaning of Section 162(m). Effective for taxable years beginning after December 31, 2017, the Tax Cuts and Jobs Act of 2017 (i) expanded the scope of Section 162(m) such that all named executive officers are “covered employees” and anyone who was a named executive officer in any year after 2016 will remain a covered employee for as long as such individual (or his or her beneficiaries) receives compensation from us and (ii) eliminated the exception to the deduction limit for commission-based compensation and performance-based compensation except with respect to certain grandfathered arrangements in effect as of November 2, 2017 that are not subsequently materially modified. Accordingly, compensation paid to our named executive officers in excess of $1 million is generally not deductible.

The Board and the Compensation Committees believe that stockholder interests are best served if they retain maximum flexibility to design executive compensation programs that meet stated business objectives. For that reason, while our Board and Compensation Committees consider the potential effects of Section 162(m) of the Code on the compensation paid to our named executive officers, in light of the constraints imposed by Section 162(m) and our desire to maintain flexibility in compensation decisions, the Board and the Compensation Committees do not necessarily limit compensation to amounts deductible under Section 162(m).

Compensation Committee Interlocks and Insider Participation

During 2023 and currently, the Compensation Committee consists of Messrs. Maffei and Hoag and Ms. Morgan and the Section 16 Committee consists of Mr. Hoag and Ms. Morgan. None of Messrs. Maffei and Hoag or Ms. Morgan was an employee of Tripadvisor, during the one-year period ended December 31, 2023 and none of them has ever served as an officer of Tripadvisor.

During the 2023 fiscal year, none of our executive officers served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (ii) a director of another entity, one of whose executive officers served on our Compensation Committee; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board.

Compensation Committees Report

This report is provided by the Compensation Committee and the Section 16 Committee, or the Compensation Committees, of the Board. The Compensation Committees have reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on this review and discussions with management, the Compensation Committees recommended to the Board that the Compensation Discussion and Analysis be included in Tripadvisor’s 2024 Proxy Statement.

No portion of this Compensation Committees Report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that Tripadvisor specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Members of the Compensation Committee:	Betsy L. Morgan (Chairperson) Jay C. Hoag
Gregory B. Maffei
Members of the Section 16 Committee:	Betsy L. Morgan (Chairperson)
Jay C. Hoag

CEO PAY RATIO

Overview

SEC rules require annual disclosure of the ratio of the annual total compensation of a company’s principal executive officer to such company’s median employee’s total annual compensation, excluding the principal executive officer for purposes of this calculation. The purpose of this disclosure is to provide a measure of the equitability of pay within the organization.

The 2023 annual total compensation of our median employee, excluding Mr. Goldberg, our President and CEO, calculated in accordance with the Summary Compensation Table requirements was $126,374.

The 2023 annualized total compensation of our President and CEO was $1,942,733.

The ratio of the annual total compensation of our President and CEO to that of our median employee was approximately 15 to 1. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. Please note the following information to provide important context related to our employee population and to describe the methodology and the material assumptions, adjustments, and estimates that we used to calculate this ratio.

•
Tripadvisor is a global company, with complex operations worldwide and many of our employees are located outside of the United States. As of December 31, 2023, our workforce consisted of approximately 2,845 full-time and part-time employees, including hourly employees. Nearly 34% of the Company’s employees are located in the United States, with the remaining employees located in Europe and throughout the rest of the world. We selected December 31, 2023 as the date upon which we would identify the “median employee” because it enabled us to make such identification in a reasonably efficient and economical manner.
•
We included all full-time, part-time, and temporary employees globally, excluding our President and CEO. We annualized compensation of 498 full-time and part-time employees who were hired in 2023 but did not work for us for the entire fiscal year. Earnings of our employees outside the U.S. were converted to U.S. dollars using the currency exchange rates used for organizational planning purposes, which consider historic and forecasted rates as well as other factors. We did not make any cost of living adjustments.
•
Our compensation measure, which is consistently applied and used to identify our median employee, was annualized base salary, short-term bonus at target and annual long-term equity incentive at target.
•
We identified employees within $100 of the median 2023 annual total compensation and excluded those employees who had anomalous compensation characteristics.

Because the SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have offices in different countries, employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) and Item 402(v) of Regulation S-K, the table below sets forth information about the relationship between compensation actually paid (“CAP”) to the our principal executive officer ("PEO") and non-PEO NEOs and certain financial performance measures of the Company and how the Company aligns executive compensation with the Company's performance. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with Company performance, refer to the “Compensation Discussion and Analysis” section of this proxy statement.

							Value of Initial Fixed $100 Investment Based On:
Year (1)	Summary Compensation Table Total for Mr. Goldberg PEO ($) (2)	Compensation Actually Paid to Mr. Goldberg PEO ($) (3)	Summary Compensation Table Total for Mr. Kaufer PEO ($) (2)	Compensation Actually Paid to Mr. Kaufer PEO ($) (3)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (2)	Average Compensation Actually Paid to Non-PEO NEOs ($) (3)	Total Shareholder Return ($) (4)	Peer Group Total Shareholder Return ($) (5)	Net Income (Loss) ($) (in millions)	Adjusted EBITDA ($) (in millions) (6)
(a)	(b)	(c)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	1,942,733	1,405,194	—	—	2,222,758	1,936,385	70.87	118.93	10	334
2022	14,496,745	13,353,650	497,535	(5,949,665)	3,009,827	749,754	59.18	81.50	20	295
2021	—	—	7,676,612	8,686,111	3,161,228	2,326,196	89.73	134.41	(148)	100
2020	—	—	919,464	(4,013,595)	3,800,054	3,528,452	94.73	137.32	(289)	(51)
(1)
Mr. Goldberg became the PEO on July 1, 2022. Mr. Kaufer served as PEO for a portion of Fiscal 2022 and the entirety of Fiscal 2021 and 2020. Our Non-PEO NEOs for the applicable years were as follows: (i) for Fiscal 2023: Messrs. Noonan, Kalvert and Teunissen and Ms. Soni; (ii) for Fiscal 2022: Messrs. Noonan, Kalvert and Teunissen and Mss. Soni and Nelson; (iii) for Fiscal 2021: Messrs. Kalvert and Teunissen and Mss. Soni and Nelson; and (iv) for Fiscal 2020: Messrs. Kalvert and Teunissen and Mss. Soni and Nelson.
(2)
Amounts reported in these columns represent: (i) the total compensation reported in the Summary Compensation Table for the applicable fiscal year in the case of our PEOs; and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable fiscal year for our Non-PEO NEOs.
(3)
Amounts reported in these columns represent CAP; adjustments were made to the amounts reported in the Summary Compensation Table for the applicable fiscal year. A reconciliation of the adjustments for our PEOs and the average of the Non-NEO PEOs NEOs is set forth in the tables below, which describe the adjustments, each of which is prescribed by the SEC rules, to calculate the CAP amounts from the amounts described in the Summary Compensation Table.
(4)
Total Shareholder Return ("TSR") is cumulative for the measurement periods ending December 31, 2023, 2022, 2021 and 2020.
(5)
The Company's Peer Group represents the Research Data Group ("RDG") Internet Composite Index, which is published industry index used by the Company for purposes of compliance with Item 201(e) of Regulation S-K.
(6)
Adjusted EBITDA, a non-GAAP financial measure, is the Company's selected measure. Refer to our 2023 Annual Report for a reconciliation of adjusted EBITDA to Net Income, the most directly comparable financial measure calculated and presented in accordance with US GAAP.

	Mr. Goldberg		Mr. Kaufer
Compensation Actually Paid to PEO	2023 ($)	2022 ($)	2022 ($)	2021 ($)	2020 ($)
Summary Compensation Table Total	1,942,733	14,496,745	497,535	7,676,612	919,464
Deductions for Grant Date Fair Value of Stock Awards and Option Awards reported in Summary Compensation Table	—	(13,025,860)	—	(6,402,979)	—
Addition of Year-End Fair Value Awards Granted in the Applicable Fiscal Year that are Outstanding and Unvested	—	11,882,765	—	6,080,847	—
Additions (Deductions) for Change in Fair Value of Awards Granted in Prior Fiscal Years' That Vested in the Applicable Fiscal Year	(410,526)	—	(3,760,236)	4,048,455	(90,102)
Deduction of Fair Value of Prior Fiscal Years' Awards Forfeited During the Fiscal Year	—	—	(871,802)	(1,720,411)	(3,309,310)
Additions (Deductions) for Change in Fair Value of Prior Fiscal Years' Awards Unvested at Fiscal Year End	(127,013)	—	(1,815,162)	(996,413)	(1,533,647)
Compensation Actually Paid to PEO	1,405,194	13,353,650	(5,949,665)	8,686,111	(4,013,595)

Average Compensation Actually Paid to Non-PEO NEOs	2023 ($)	2022 ($)	2021 ($)	2020 ($)
Summary Compensation Table Total	2,222,758	3,009,827	3,161,228	3,800,054
Deductions for Grant Date Fair Value of Stock Awards and Option Awards reported in Summary Compensation Table	(1,504,585)	(2,049,980)	(2,299,953)	(2,959,675)
Addition of Year-End Fair Value Awards Granted in the Applicable Fiscal Year that are Outstanding and Unvested	1,265,320	966,987	1,182,594	3,355,258
Additions (Deductions) for Change in Fair Value of Awards Granted in Prior Fiscal Years' That Vested in the Applicable Fiscal Year	49,618	103,337	749,321	(331,270)
Deduction of Fair Value of Prior Fiscal Years' Awards Forfeited During the Fiscal Year	(140,175)	(106,930)	(14,848)	(132,578)
Additions (Deductions) for Change in Fair Value of Prior Fiscal Years' Awards Unvested at Fiscal Year End	43,449	(1,173,486)	(452,146)	(203,337)
Average Compensation Actually Paid to Non-PEO NEOs	1,936,385	749,754	2,326,196	3,528,452

Performance Measures Used to Link Company Performance and Compensation Actually Paid

The following is a list of our most important performance measures used by us to link CAP to our NEOs to company performance for fiscal year 2023. Each metric below is used for purposes of determining payouts under either our annual incentive program or vesting of our performance-based restricted stock units. The performance measures included in this table are not ranked by relative importance.

Adjusted EBITDA

Revenue

Stock Price

Please see the section "Compensation Discussion and Analysis" for a further description of these metrics and how they are used in the Company's executive compensation program.

Relationship Between Compensation Actually Paid and Financial Performance

As described in more detail in the section "Compensation Discussion and Analysis," the Company's executive compensation programs reflect a variable pay for performance philosophy. The Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company's performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular fiscal year. In accordance with the SEC rules, the Company is providing the following descriptions of the relationships between information presented in the pay versus performance table.

The chart below reflects the relationship between the PEO and average non-PEOs CAP and our Net Income for the fiscal years ended December 31, 2020, 2021, 2022 and 2023.

Compensation Actually Paid vs. Net Income
2020 - 2023
Compensation Actually Paid
(in millions)
$15.0
$10.0
$5.0
$0.0
-$5.0
-$10.0
Net Income (loss)
(in millioins)
$50
$0
-$50
-$100
-$150
-$200
-$250
-$300
-$350
$3.5
-$4.0
-$289
$8.7
$2.3
-$148
$13.4
$20
$0.8
-$6.0
$1.4
$1.9
$10
$0.0
2020
2021
2022
2023
PEO Cap (Goldberg)
PEO Cap (Kaufer)
Avg. Non-PEO NEOs CAP
Net Income

The chart below reflects the relationship between our TSR and our Peer Group TSR, as well as the relationship between CAP and our TSR for the PEO and non-PEOs for the fiscal years ended December 31, 2020, 2021, 2022 and 2023. TSR amounts reported in graphs assume an initial fixed investment of $ 100.00 on January 1, 2020, and that all dividends, if any, were reinvested.

Compensation Actually Paid vs. TSR 2020 - 2023
Compensation Actually Paid (in millions)
Total Shareholder Retrun
$15.0
$10.0
$5.0
$0.0
-$5.0
-$10.0
$150.00
$100.00
$50.00
$0.00
2020
2021
2022
2023
$137.3
$134.4
$81.5
$118.9
$94.73
$89.73
$59.18
$70.87
$13.4
$8.7
$3.5
$2.3
$0.8
$1.4
$1.9
$0.0
-$4.0
-$6.0
PEO Cap (Goldberg)
PEO Cap (Kaufer)
Avg. Non-PEO NEOs CAP
TRIP TSR
Peer TSR

The chart below reflects the relationship between the PEO and average non-PEO NEOs and the Company's Adjusted EBTIDA for the years ended December 31, 2020, 2021, 2022 and 2023.

Compensation Actually Paid vs. Adjusted EBITDA
2020 - 2023
Compensaion Actually Paid
(in millions)
Adjusted EBITDA
$15.0
$10.0
$5.0
$0.0
-$5.0
-$10.0
$400
$300
$200
$100
$0
-$100
$3.5
-$4.0
-$51
$8.7
$2.3
$100
$13.4
$295
$0.8
-$6.0
$334
$1.4
$1.9
$0.0
2020
2021
2022
2023
PEO Cap (Goldberg)
PEO Cap (Kaufer)
Avg. Non-PEO NEOs CAP
Adjusted EBITDA

EXECUTIVE COMPENSATION

Summary Compensation

The named executive officers referred to herein encompasses: (i) each individual who served as our PEO at any time during Fiscal 2023; (ii) each individual who served as our principal financial officer at any time during Fiscal 2023; (iii) the next three most highly-compensated executive officers (other than any individual who served as our PEO or principal financial officer) who were serving in such capacity as of the last day of Fiscal 2023; and (iv) the two additional individuals for whom disclosure would have been provided pursuant to the foregoing clause (iii) but for the fact that the individual was not serving as an executive officer at the end of 2023. The following table sets forth certain information regarding the compensation earned by, or paid to, each of our named executive officers for services rendered in the fiscal years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Matt Goldberg (5)	2023	900,000	—	—	—	891,000	151,733	1,942,733
President and Chief Executive Officer	2022	387,692	500,000	8,263,363	4,762,497	480,000	103,193	14,496,745
	2021	—	—	—	—	—	—	—
Michael Noonan (6)	2023	525,000	400,000	2,744,377	—	415,000	42,127	4,126,504
Chief Financial Officer	2022	80,769	—	1,833,283	916,664	100,000	—	2,930,716
	2021	—	—	—	—	—	—	—
Seth J. Kalvert	2023	523,462	—	2,058,262	—	400,000	6,783	2,988,507
Chief Legal Officer and Secretary	2022	511,923	—	2,499,976	—	475,000	14,900	3,501,799
	2021	494,827	—	999,976	999,984	364,320	15,050	2,874,157
Kanika Soni(7)	2023	142,692	—	885,345	330,355	—	417,362	1,775,754
Former Chief Commercial Officer	2022	526,923	—	1,999,992	—	430,000	57,062	3,013,977
	2021	509,885	—	899,955	899,969	376,380	9,550	2,695,739
Ernst Teunissen(8)	2023	—	—	—	—	—	265	265
Former Chief Financial Officer and	2022	548,000	1,071,449	2,999,987	—	520,000	9,150	5,148,586
Former Chief Executive—Viator, TheFork and CruiseCritic	2021	525,808	—	1,499,987	1,499,975	429,216	8,700	3,963,686

(1)
The amounts for annual bonus awards paid to the NEOs pursuant to the Company’s incentive plan are reflected in the “Non-Equity Incentive Plan Compensation” column. The amounts reported for Mr. Goldberg and Mr. Noonan, represent one-time signing bonuses paid pursuant to the terms of their employment agreements.
(2)
The amounts reported represent the aggregate grant date fair value of awards granted in the year indicated, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, disregarding estimated forfeitures related to service-based vesting. For performance-based restricted stock unit awards, the amounts reported include the grant date fair value of the awards assuming the probable outcome of the performance conditions. The values of the performance-based awards granted to Messrs. Noonan and Kalvert in 2023 assuming maximum achievement of the performance conditions is $2,248,758 and $1,866,550, respectively. The amounts reported for Ms. Soni in 2023 represent the incremental fair value attributable to the modification of stock and option awards for which vesting was accelerated and for which the post-termination exercise period was extended in connection with Ms. Soni's termination of employment pursuant to the terms of her separation agreement with the Company, as described in more detail below. See “Grants of Plan-Based Awards” below for information regarding the individual awards and the determination of the grant date fair value of these awards.
(3)
For a description of the annual cash bonus program, please see “Annual Bonus” in the Compensation, Discussion and Analysis.
(4)
Refer to the “2023 All Other Compensation” table below for information regarding the 2023 amounts reported.
(5)
Mr. Goldberg joined the Company as President and Chief Executive Officer on July 1, 2022.
(6)
Mr. Noonan joined the Company as Chief Financial Officer on October 31, 2022.
(7)
Ms. Soni ceased to serve as Chief Commercial Officer of the Company effective as of January 15, 2023. She served an advisor to the Company until April 1, 2023.
(8)
Mr. Teunissen resigned from the Company effective January 1, 2023.

2023 All Other Compensation

Name	Temporary Housing ($)(a)	Severance Benefits ($)(b)	Global Lifestyle Benefits ($)	Matching Charitable Donation ($)	Employer Retirement Contributions ($)(c)	Other ($)	Total ($)
Matt Goldberg	120,000	—	—	—	9,900	21,833	151,733
Michael Noonan	—	—	1,250	5,000	9,087	26,790	42,127
Seth J. Kalvert	—	—	—	5,000	1,783	—	6,783
Kanika Soni	—	404,462	3,000	—	9,900	—	417,362
Ernst Teunissen	—	265	—	—	—	—	265

(a)
Represents a temporary housing allowance of $10,000 per month, payable pursuant to the terms of Mr. Goldberg’s employment agreement.
(b)
Includes cash severance equal to 12 months of Ms. Soni’s base salary and 12 months of Company-paid COBRA premiums, each payable paid to Ms. Soni pursuant to the terms of her separation agreement with the Company, as well as payment of accrued vacation time.
(c)
Represents matching contributions under the Tripadvisor Retirement Savings Plan as in effect through December 31, 2023, pursuant to which Tripadvisor matches $0.50 for each dollar a participant contributes, up to the first 6% of eligible compensation, subject to certain limits.

Grants of Plan-Based Awards

The table below provides information regarding the plan-based awards granted in 2023 to our NEOs.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards($)			Estimated Future Payouts Under Equity Incentive Plan Awards($)			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise Price or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	($/Share)	($)(1)
Matt Goldberg
Annual Bonus	2/22/2023	450,000	900,000	1,800,000	—	—	—	—	—	—	—
Michael Noonan
RSUs(2)	2/22/2023	—	—	—	—	—	—	67,446	—	—	1,499,999
PSUs(2)	3/24/2023	—	—	—	33,723	67,446	134,892	—	—	—	1,244,378
Annual Bonus	2/22/2023	210,000	420,000	840,000	—	—	—	—	—	—	—
Seth J. Kalvert
RSUs(2)	2/22/2023	—	—	—	—	—	—	50,584	—	—	1,124,988
PSUs(2)	3/24/2023	—	—	—	25,292	50,584	101,168	—	—	—	933,274
Annual Bonus	2/22/2023	210,000	420,000	840,000	—	—	—	—	—	—	—
Kanika Soni (3)
Stock Options	4/1/2023	—	—	—	—	—	—	—	50,889	—	330,355
RSUs	4/1/2023	—	—	—	—	—	—	45,519	—	—	885,345
Ernst Teunissen(4)

(1)
The amounts reported represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, disregarding estimated forfeitures related to service-based vesting, and may not correspond to the actual value that will be realized by the executive. We have disclosed the assumptions made in the valuation of the awards in “Note 13—Stock Based Awards and Other Equity Instruments” in the notes to our consolidated financial statements in our 2023 Annual Report. For PSUs granted in 2023, the value reported reflects the grant-date fair value of the awards based on the probable outcome of our common stock at the performance conditions.
(2)
For a description of the vesting terms of these awards, please see “Outstanding Equity Awards at Fiscal Year-End” below.
(3)
Ms. Soni’s service with the Company terminated effective April 1, 2023 and did not receive any equity or bonus awards in 2023. The amounts reported for Ms. Soni represent stock and option awards for which vesting was accelerated and option awards for which the post-termination exercise period was extended in connection with her termination of employment pursuant to the terms of her separation agreement with the Company, as described in more detail below.
(4)
Mr. Teunissen did not receive any equity or bonus awards in 2023.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding the holdings of all equity awards held by our named executive officers as of December 31, 2023. The market value of the RSUs and MSUs are calculated based on the closing price of Tripadvisor common stock on Nasdaq on December 29, 2023, the last trading date of the year, which was $21.53 per share.

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)(11)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(11)
Matt Goldberg	7/1/2022	(1)	161,190	354,618	18.47	7/1/2032	—	—	—	—
	7/1/2022	(1)	—	—	—	—	177,273	3,816,688	—	—
	7/1/2022	(2)	—	—	—	—	—	—	378,064	8,139,718
Michael Noonan	10/31/2022	(3)	19,246	57,740	23.62	10/31/2032	—	—	—	—
	10/31/2022	(3)	—	—	—	—	29,106	626,652	—	—
	10/31/2022	(4)	—	—	—	—	—	—	61,935	1,333,461
	2/22/2023	(5)	—	—	—	—	67,446	1,452,112	—	—
	3/24/2023	(6)	—	—	—	—	—	—	67,446	1,452,112
Seth J. Kalvert	2/21/2014		24,526	—	93.42	2/21/2024	—	—	—	—
	2/26/2015		22,601	—	86.36	2/26/2025	—	—	—	—
	2/22/2016		34,950	—	59.61	2/22/2026	—	—	—	—
	2/27/2017		43,776	—	39.31	2/27/2027	—	—	—	—
	2/27/2017		79,324	—	39.31	2/27/2027	—	—	—	—
	2/22/2018		26,910	—	38.15	2/22/2028	—	—	—	—
	2/27/2019		21,281	—	50.63	2/27/2029	—	—	—	—
	2/25/2020		44,378	—	25.62	2/25/2030	—	—	—	—
	2/23/2021	(7)	—	23,674	46.05	2/23/2031	—	—	—	—
	2/23/2021	(5)	17,075	7,763	46.05	2/23/2031	—	—	—	—
	2/23/2021	(5)	—	—	—	—	6,787	146,124	—	—
	2/22/2022	(8)	—	—	—	—	38,422	827,226	—	—
	2/22/2023	(5)	—	—	—	—	50,584	1,089,074	—	—
	3/24/2023	(6)	—	—	—	—	—	—	50,584	1,089,074
Kanika Soni (9)	4/15/2019		95,977	—	48.92	10/1/2024	—	—	—	—
	2/25/2020		44,378	—	25.62	10/1/2024	—	—	—	—
	2/23/2021		21,306	—	46.05	10/1/2024	—	—	—	—
	2/23/2021		16,765	—	46.05	10/1/2024	—	—	—	—
Ernst Teunissen (10)	12/1/2015		141,424	—	79.43	12/31/2024	—	—	—	—
	2/27/2017		144,227	—	39.31	12/31/2024	—	—	—	—
	2/22/2018		35,408	—	38.15	12/31/2024	—	—	—	—
	2/27/2019		28,001	—	50.63	12/31/2024	—	—	—	—
	2/25/2020		45,071	—	25.62	12/31/2024	—	—	—	—
	2/23/2021		20,956	—	46.05	12/31/2024	—	—	—	—

(1)
Vests 25% on July 1st of the first year following the date of grant and as to 6.25% of the remaining shares in equal quarterly installments over the remaining three years of the vesting period, subject to continuous employment with, or performance of services for, the Company through the applicable vesting date.
(2)
Represents the target number of shares to be issued assuming that, for the period from July 1, 2022 through July 1, 2025, performance metrics are achieved at target levels. The MSUs vest on July 1, 2025 subject to achievement of the performance criteria, with 25% shares earned if our stock price is equal to or greater than $35.00 but less than $45.00, 50% of the shares earned if our stock price is equal to or greater than $45.00 but less than $55.00 and 100% of the shares earned if our stock price is equal to or greater than $55.00 during the performance period, subject to continuous employment with, or performance of services for, the Company through the vesting date.

(3)
Vests 25% on October 31st of the first year following the date of grant and as to 6.25% of the remaining shares in equal quarterly installments over the remaining three years of the vesting period, subject to continuous employment with, or performance of services for, the Company.
(4)
Represents the target number of shares to be issued assuming that, for the period from October 31, 2022 through October 31, 2025, performance targets are achieved. The MSUs shall vest on October 31, 2025, with 25% of the shares earned if our stock price is equal to or greater than $35.00 but less than $45.00, 50% of the shares earned if our stock price is equal to or greater than $45.00 but less than $55.00 and 100% of the shares earned if our stock price is equal to or greater than $55.00, subject to continuous employment with, or performance of services for, the Company through the vesting date.
(5)
Vests 25% on February 15th of the first year following the date of grant and as to 6.25% of the remaining shares in equal quarterly installments over the remaining three years of the vesting period, subject to continuous employment with, or performance of services for, the Company through the applicable vesting date.
(6)
Represents the target number of shares to be issued assuming target achievement of revenue and adjusted EBITDA metrics relative to performance targets established by the Compensation Committee. The PSU awards, to the extent earned, vest in two equal annual installments on each of December 31, 2024 and December 31, 2025, subject to continuous employment with, or performance of services for, the Company through the applicable vesting date.
(7)
Vested 100% on February 15, 2024, following 36 months of continued service from date of the grant.
(8)
Vests 33.33% on February 15th of the first year following the date of grant and as to 8.33% of the remaining shares in equal quarterly installments over the remaining two years of the vesting period, subject to continuous employment with, or performance of services for, the Company through the applicable vesting date.
(9)
Ms. Soni’s employment with the Company terminated effective April 1, 2023. Pursuant to the terms of her separation agreement with the Company, time-based equity awards that would have vested between April 2, 2023 and April 1, 2024 were accelerated and vested in connection with her termination of service and the exercise period of outstanding stock options held by her was extended until the earlier of 18 months following her termination of employment or the original expiration date of the option.
(10)
Mr. Teunissen resigned from the Company effective January 1, 2023. Pursuant to the terms of his separation agreement with the Company, time-based equity awards that would have vested between vested from January 2, 2023 through May 30, 2024 were accelerated and vested in connection with his termination of service and the exercise period of outstanding stock options held by him was extended until the earlier of of December 31, 2024 and the original expiration date of the option.
(11)
The amounts reported in this column represent the market value of shares or units of stock that have not vested calculated by multiplying the number of stock awards that have not vested by $21.53, the closing price of the Company’s common stock on The Nasdaq Stock Market as of December 29, 2023, the last trading day in 2023.

Option Exercises and Stock Vested

The following table sets forth information regarding the vesting during 2023 of stock awards held by the named executive officers. None of our NEOs exercised stock options during 2023.

		Stock Awards
Name	Exercise or Vest Date	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting ($)(2)
Matt Goldberg	6/30/2023	64,462	1,067,491
	9/29/2023	16,115	267,348
Michael Noonan	10/31/2023	9,702	140,485
Seth J. Kalvert	2/15/2023	37,006	929,961
	5/15/2023	9,035	140,765
	8/15/2023	9,037	143,959
	11/15/2023	9,036	160,931
Kanika Soni	2/15/2023	25,800	648,354
	4/1/2023	45,519	864,678

(1)
The amounts reported in this column represent the gross number of shares acquired upon the vesting of RSUs without taking into account any shares that may have been withheld to satisfy applicable tax obligations.
(2)
The amounts reported in this column represent the aggregate dollar value realized upon the vesting of RSUs calculated by multiplying the gross number of RSUs vested by the closing price of Tripadvisor common stock on The Nasdaq Stock Market on the vesting date or, if the vesting occurred on a day on which The Nasdaq Stock Market was closed for trading, the next trading day.

Non-Qualified Deferred Compensation

We do not currently have any other defined contribution or other plan that provides for deferred compensation on a basis that is not tax-qualified for our employees.

Potential Payments Upon Termination or Change in Control

We entered into employment agreements with each of Messrs. Goldberg, Noonan, and Kalvert, and Ms. Kanika Soni. Pursuant to these agreements, each of our named executive officers is (or, in the case of Ms. Soni, was) eligible to receive certain severance payments and benefits in the event of a qualifying termination of employment. The material terms of these employment agreements are described below.

We believe that a strong and experienced management team is essential and in the best interests of our Company and our stockholders. In addition, we recognize that the possibility of a change in control could arise and that such an event could result in the departure of our senior leaders to the detriment of the Company and our stockholders. As a result, we adopted the Tripadvisor, Inc. Executive Severance Plan (the "Severance Plan") applicable to certain senior leaders. The plan formalizes and standardizes our severance practices for our most senior leaders. Adoption of the Severance Plan was approved by the Compensation Committees. The Severance Plan applies to all of our current serving named executive officers. While the benefits are generally consistent with the severance benefits provided for in individual employment agreements, there are some differences. In addition, under the terms of the Severance Plan, in the event of any conflict or inconsistency between the terms of any employment agreement and the Severance Plan, the terms more beneficial to the officer will prevail.

Change of Control Provisions

The 2023 Plan and the 2018 Plan provides that, unless otherwise specified in the applicable award agreement, upon a named executive officer’s termination of employment by the Company within three months prior to or within twelve months following a Change in Control other than for “Cause” or “Disability,” or by the participant for “Good Reason,” as each term is defined in the applicable plan, the following shall occur:

•
stock options and stock appreciation rights held by such participant will automatically become fully exercisable and will remain exercisable until the later of (i) the last day on which such option or stock appreciation right is exercisable as specified in the applicable award agreement or (ii) the earlier of the first anniversary of the change in control and the expiration of the term of the option or stock appreciation right; and
•
all other awards will become fully vested (with any performance-based awards being deemed met at target) and the restrictions and conditions on all other awards will automatically be deemed waived.

Notwithstanding the foregoing, the Award Agreements with respect to the MSUs granted in 2022 to each of Messrs. Goldberg and Noonan provide for a single-trigger acceleration upon the occurrence of a Change in Control.

Matt Goldberg Employment Arrangement

On May 2, 2022, Tripadvisor, LLC entered into an employment agreement with Mr. Goldberg. Pursuant to the employment agreement:

•
Mr. Goldberg initial an annual base salary was $800,000, which base salary was increased to $900,000 effective January 1, 2023.
•
Mr. Goldberg received a signing bonus of $500,000, but he is required to repay such amount to the Company in full if Mr. Goldberg terminates his employment with the Company by resigning without Good Reason or if the Company terminates his employment for Cause (as such terms are defined in the employment agreement) prior to Mr. Goldberg completing 12 months of employment.
•
For a period of no less than twelve months commencing on his start date, the Company pays Mr. Goldberg $10,000 per month to maintain a residence within 20 miles of the Company’s Needham office.
•
Pursuant to the 2018 Plan, Mr. Goldberg received a one-time equity award of market based restricted stock units (MSUs”) with a grant date value of $3,500,000.

•
Mr. Goldberg received an award of RSUs and stock options pursuant to the 2018 Stock Plan, such awards representing annual awards for 2022 and 2023. The RSUs had award value of $4,762,500 and the stock options had an award value of $4,762,500.
•
Mr. Goldberg is eligible for an annual bonus, subject to achievement of individual and corporate objectives to be established and to approval of the Compensation Committee, with a target of 100% of base salary.
•
Beginning in 2024, Mr. Goldberg is eligible for annual equity grants pursuant to the 2023 Plan, with an annual target award value of $6,350,000 in a combination of RSUs, stock options and/or other forms of equity award, subject to achievement of individual and corporate objectives and other terms and conditions, including with respect to vesting, approval by the Compensation Committee.

Mr. Goldberg participates in the Severance Plan and, as such, is eligible to receive severance benefits pursuant to the Severance Plan under certain circumstances, including a termination of employment by the Company without Cause more than three months prior to and more than 12 months following a Change in Control[DAS1] or a termination of his employment by the Company without Cause or by Mr. Goldberg for Good Reason within three months prior to or 12 months following a Change in Control, as each of those terms is defined in the Severance Plan. In addition to the benefits that he would otherwise be entitled to under the Severance Plan, Mr. Goldberg is entitled to the following rights and benefits:

•
in the case of the termination of his employment due to his death, full acceleration of any outstanding and unvested equity awards, with the Reference Price for the MSUs being deemed to be achieved at 100%;
•
in the case of the termination of his employment without Cause or for Good Reason not in connection with a Change in Control (as such term is defined in the Severance Plan), (A) the Company will consider in good faith the payment of an annual bonus on a pro rata basis for the year in which the termination of employment occurs based on actual performance during the year, and (B) all equity awards that are outstanding and unvested at the time of such termination but which would but for termination of employment have vested during the 18 month following such termination shall vest as of the date of such termination (provided that equity awards that vest less frequently than annually shall be treated as though such awards vested annually), subject to the achievement of any performance conditions applicable to such equity awards (including the PSUs); and
•
in the case of a termination of employment due to his death or a termination of his employment by the Company without Cause or by Mr. Goldberg for Good Reason not in connection with a Change in Control, any the vested stock options and stock appreciation rights (including pursuant to any acceleration provisions) shall remain exercisable through the earlier of the date that is 18 months following the date of termination of his employment and the original expiration date of the award.

Receipt of the severance payments and benefits set forth above is contingent upon Mr. Goldberg executing and not revoking a separation and release in favor of the Company. Mr. Goldberg has agreed to be restricted from competing with the Company or any of its subsidiaries or affiliates, or soliciting their employees, consultants, independent contractors, customers, suppliers or business partners, among others, from his start date through 12-month period after termination of his service with the Company.

Michael Noonan Employment Arrangement

On October 10, 2022, Tripadvisor, LLC entered into an employment agreement with Mr. Noonan. The employment agreement, provides that:

•
Mr. Noonan’s annual base salary is $525,000 and he was not eligible for a merit increase until 2024.
•
Mr. Noonan received a signing bonus of $400,000 in January 2023 but is required to repay such amount to the Company in full if Mr. Noonan resigns without Good Reason (as defined in the employment agreement) or if the Company terminates his employment for Cause (as defined in the Severance Plan) prior to completing 12 months of employment from his start date.
•
Mr. Noonan received a one-time equity award pursuant to the 2018 Plan with an aggregate grant date value of $2,750,000. Of such award, $916,667 was issued in form of RSUs, $916,667 was issued in the form of MSUs and $916,667 was issued in the form of stock options.
•
In the first quarter of 2023, at the same time that the Company awarded its annual equity grants to employees pursuant to the 2018 Plan and as part of the Company’s long-term equity incentive program, Mr. Noonan received another award of equity award with a target aggregate grant date value of approximately $2,750,000 .
•
During his employment, Mr. Noonan is eligible for an annual bonus, subject to achievement of individual and corporate objectives to be established by the Compensation Committee, with a target amount of 80% of base salary.

•
Beginning in 2024, Mr. Noonan is eligible for annual equity grants pursuant to the 2023 Plan, with an annual target award value of $2,750,000 in a combination of RSUs, stock options and/or other forms of equity award, subject to achievement of individual and corporate objectives and other terms and conditions, including with respect to vesting, approval by the Compensation Committee.

Mr. Noonan participates in the Severance Plan and, as such, is eligible to receive severance benefits pursuant to the Severance Plan under certain circumstances, including termination of employment by the Company without Cause other than within three months prior to or 12 months following a Change in Control (as such term is defined in the Severance Plan), and the termination of his employment by the Company without Cause or his resignation for Good Reason (as each such term is defined in the Severance Plan). In addition, pursuant to his employment agreement, Mr. Noonan is eligible to receive the same severance benefits he is eligible for in the event of a termination of his employment without Cause other than within three months prior to or 12 months following a Change in Control in the event he resigns for Good Reason (as defined in the employment agreement) not in connection with a Change in Control.

Receipt of the severance payments and benefits set forth above is contingent upon Mr. Noonan executing and not revoking a separation and release in favor of the Company. Mr. Noonan has agreed to be restricted from competing with the Company or any of its subsidiaries or affiliates, or soliciting their employees, consultants, independent contractors, customers, suppliers or business partners, among others, from his start date through the 12-month period after a termination of his service with the Company. The non-compete will not apply if Mr. Noonan’s employment is terminated by the Company without cause or in connection with a position elimination or layoff. All post-employment restrictions will be extended to 24 months if Mr. Noonan breaches his fiduciary duty to the Company or unlawfully takes, physically or electronically, property belonging to the Company or any of its parents, subsidiaries, divisions or units.

Seth J. Kalvert Employment Arrangement

Effective March 29, 2021, Tripadvisor, LLC entered into an employment agreement with Mr. Kalvert. Pursuant to the employment arrangement with Mr. Kalvert, in the event that he terminates his employment for Good Reason or is terminated by the Company without Cause (in each case as such terms are defined in the employment agreement), then:

•
The Company will continue to pay his base salary for 12 months following the termination date, provided that such payments will be offset by any amount earned from another employer during such time period;
•
The Company will consider in good faith the payment of an annual bonus on a pro rata basis for the year in which the termination of employment occurs based on actual performance for the year in which termination of employment occurs;
•
If Mr. Kalvert is participating in the Company’s group health plan and subject to his timely election and eligibility for COBRA benefits, the Company will pay the monthly premium for health insurance coverage for Mr. Kalvert and his eligible dependents until the earlier of 12 months following termination or the date Mr. Kalvert becomes re-employed or otherwise ineligible for COBRA coverage;
•
All equity awards held by Mr. Kalvert that otherwise would have vested during the 12-month period following termination of his employment will accelerate and become fully vested and exercisable (provided that equity awards that vest less frequently than annually shall be treated as though such awards vested annually), subject to the achievement of any performance conditions applicable to such equity awards; and
•
Mr. Kalvert will have 18 months following such date of termination of employment to exercise any vested stock options (including stock options accelerated pursuant to the terms of his employment agreement) or, if earlier, through the scheduled expiration date of the options.

In the event that his employment terminates by reason of his death or disability, Mr. Kalvert will be entitled to continued payment of base salary through the end of the month in which such termination of employment occurs, offset by any amounts payable during such period to Mr. Kalvert under any disability insurance plan or policy provided by the Company. In the event Mr. Kalvert is absent from full-time performance of his duties due to disability, the Company will continue to pay, through the termination of employment, Mr. Kalvert’s base salary offset by any amounts payable during such period under any disability insurance plan or policy provided by the Company. In addition, any outstanding equity awards will continue to vest during such period and until his termination of employment.

Receipt of the severance payments and benefits set forth above is contingent upon Mr. Kalvert executing and not revoking a separation and release in favor of the Company. In addition, Mr. Kalvert agreed to be restricted from competing with the Company or any of its subsidiaries or affiliates or soliciting their employees, consultants, independent contractors, customers, suppliers or business partners, among others, through one year after the effective date of the termination of his employment.

Kanika Soni Employment Arrangement

On February 1, 2019, the Company entered into an offer letter with Ms. Soni. Pursuant to the offer letter, Ms. Soni was entitled to the benefits of the Company’s Severance Plan for senior leaders as described in more detail below. Simultaneous with entering into the new offer letter, Ms. Soni entered into a Non-Disclosure, Developments and Non-Competition Agreement, pursuant to which Ms. Soni agreed to be restricted from competing with Tripadvisor or any of its subsidiaries or affiliates or soliciting their employees, consultants, independent contractors, customers, suppliers or business partners, among others, through one year after the effective date of her termination of employment.

On November 28, 2022, the Company and Ms. Soni agreed that Ms. Soni would leave her position as Chief Commercial Officer of the Company, effective January 15, 2023. During the period from January 16, 2023 through April 1, 2023, Ms. Soni served as an Advisor to the Company’s Chief Executive Officer working on such projects as determined by him. For purposes of the Company’s Executive Severance Plan and Summary Plan Description (the “Severance Plan”), Ms. Soni’s departure was treated as a termination of employment without Cause, as defined in the Severance Plan (the “Termination Date”).

In consideration for such service, through the Termination Date, Ms. Soni:

•
Continued to receive her current base salary;
•
Continued to be eligible to participate in the employee benefit plans made available by the Company to its employees, including vacation and sick time;
•
Continued to remain eligible to vest in outstanding awards under the 2018 Stock Plan; and
•
Received a 2022 corporate bonus payout based on actual performance, with such bonus calculated in the same manner as 2022 earned corporate bonuses were calculated for the Company’s employees generally.

In addition to the benefits mentioned above, Ms. Soni’s equity awards issued pursuant to the 2018 Plan (e.g. restricted stock units, stock options or similar instruments), that were time-based and outstanding and unvested as of the Termination Date, but that would have vested from April 2, 2023 through April 1, 2024 had Ms. Soni’s employment continued through this period, accelerated and vested as of the Termination Date. Consistent with the Severance Plan, Ms. Soni continued to receive base salary payments for the 12-month period following the Termination Date, and 12 months of payments of the Company’s portion of COBRA premiums for health insurance plan continuation coverage. Stock options that were vested as of the Termination Date, including those for which vesting was accelerated vesting as described above, shall remain exercisable through the date that is the earlier of (i) 18 months following the Termination Date or (ii) the original expiration date of the relevant stock option. Ms. Soni’s severance benefits were conditioned on her execution and non-revocation of a general release of claims in favor of the Company at the time she initially executed the separation agreement and on the Termination Date, and the continued compliance with certain restrictive covenant obligations, including non-disparagement and non-solicitation covenants.

The foregoing summary is qualified in its entirety by reference to the employment arrangements, which are incorporated herein by reference to Exhibit 10.19 to the Company’s 8-K as filed with the SEC on May, 4, 2022 for Mr. Goldberg, to Exhibit 10.20 to the Company’s 8-K as filed with the SEC on October 11, 2022, for Mr. Noonan, Exhibit 10.17 to the Company’s Quarterly Report on Form 10-Q as filed with the SEC on May 6, 2021, for Mr. Kalvert, and to Exhibit 10.9 to the Company’s Annual Report on Form 10-K as filed with the SEC on May 6, 2021, for Ms. Soni.

Equity Compensation Plan Information

The following table provides information as of December 31, 2023 regarding shares of common stock that may be issued under Tripadvisor’s equity compensation plans consisting of the Tripadvisor, Inc. 2023 Plan, and the Tripadvisor 2018 Stock and Annual Incentive Plan, as amended (the “2018 Plan”), the Tripadvisor, Inc. Amended & Restated 2011 Stock and Annual Incentive Plan[1] [2] (the “2011 Plan”), 2023 Plan, the 2018 Plan, the Viator, Inc. 2010 Stock Incentive Plan and the Deferred Compensation Plan for Non-Employee Directors

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted Average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	16,537,583	(1)	$35.56	(2)	18,712,581
Equity compensation plans not approved by security holders	N/A		N/A		N/A
Total	16,537,583		—		18,712,581

(1)
Includes (i) 3,926,923 shares of common stock issuable upon the exercise of outstanding options, of which 450 shares were granted pursuant to options under the Viator, Inc. 2010 Stock Incentive Plan, (ii) 11,519,803 shares of common stock issuable upon the vesting of RSUs, (iii) 519,171 shares of common stock issuable upon the vesting of PSUs (assuming target performance is achieved), and (iv) 571,686 shares of common stock issuable upon the vesting of MSUs (assuming target performance is achieved).
(2)
Since RSUs, PSUs and MSUs do not have an exercise price, such units are not included in the weighted average exercise price calculation.

Severance Plan

Effective August 7, 2017, the Company adopted the Severance Plan applicable to certain senior leaders of the Company, including all of the NEOs. The Severance Plan formalizes and standardizes the Company’s severance practices for certain designated employees. Employees covered by the Severance Plan generally will be eligible to receive severance benefits in the event of a termination of employment by the Company without Cause or, under certain circumstances, resignation by the employee for Good Reason. If a termination of employment occurs in connection with a Change in Control, the participants would generally be eligible to receive enhanced severance benefits. The severance benefits provided pursuant to the Severance Plan are determined based on the job classification of the employees and, in certain cases, his or her years of service with the Company.

Under the Severance Plan, in the event of a termination of employment by the Company without Cause more than three months prior to or more than 12-months following a Change in Control, eligible participants are generally eligible for the following severance benefits:

•
continued payment of base salary for a period ranging from six to 18 months following the date of such employee’s termination of employment (in such case, based on the employee’s classification within the organization and years of service); and
•
continuation of coverage under the Company’s health insurance plan through the Company’s payment of the Company's COBRA premiums for a period ranging from six to 18 months following the date of such employee’s termination of employment (in such case, based on the employee’s classification within the organization and years of service).

Under the Severance Plan, in the event of a termination by the Company without Cause or by the employee for Good Reason, in each case within three months prior to or 12 months following a Change in Control, eligible participants are generally eligible for the following severance benefits:

•
payment of a lump sum amount equal to (i) a minimum of 12 and up to 24 months of the participant’s base salary, plus (ii) the participant’s target bonus multiplied by 1, 1.5 or 2 (in each case, based on employee’s classification within the organization and years of service); and

•
payment of a lump sum amount equal to the premiums required to continue the participant’s medical coverage under the Company’s health insurance plan for a period ranging from 12 to 24 months (in such case, based on employee’s classification within the organization).

The foregoing summary is qualified in its entirety by reference to the Severance Plan, which is incorporated herein by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q as filed with the SEC on August 7, 2017.

Estimated Potential Incremental Payments

The table below reflects the estimated amount of incremental compensation payable to each of our named executive officers (except with respect to Ms. Soni whose severance benefits actually received upon terminations of employment in 2023 are described below in the table) in the following circumstances: (i) termination of employment as a result of death of the NEO; (ii) a termination of employment by the Company without Cause not in connection with a Change in Control, (iii) resignation by NEO for Good Reason not in connection with a Change in Control, (iv) a Change in Control or (v) a termination of employment by the Company without Cause or by NEO for Good Reason in connection with a Change in Control. No benefits are payable upon a resignation by the NEO without Good Reason, or termination of employment by the Company for Cause. Upon a termination of employment due to the NEO's disability or retirement, no benefits are provided, other than an extension of time for the exercise of any outstanding options and, in the case of Mr. Kalvert, continued payment of his base salary through the end of the month in which his employment due to disability occurs.

The amounts shown in the table (i) assume that the triggering event was effective December 31, 2023; (ii) are based on the terms of the employment arrangements in effect as of December 31, 2023 and do not reflect any subsequent amendments; and (iii) are based on the “better of” the terms set forth in the respective employment arrangements or the terms of the Severance Plan. The price of the Company's common stock on which certain calculations are based was $21.53 per share, the closing price of the Company's common stock on Nasdaq on December 29, 2023, the last trading day of the year. These amounts are estimates of the incremental amounts that would be paid out to each NEO upon such triggering event. The actual amounts to be paid out can only be determined at the time of the triggering event, if any.

As discussed above, Ms. Soni's and Mr. Teunissen's service with the Company terminated on April 1, 2023 and January 1, 2023, respectively. Accordingly, information regarding the amount of compensation actually received by Ms. Soni and Mr. Teunissen in connection with their respective termination of service is set forth in narrative disclosure following the table.

Name and Benefit	Death ($)	Termination Without Cause ($)	Resignation for Good Reason ($)	Change in Control ($)	Termination w/o Cause or for Good Reason in connection with Change in Control ($)	Equity Awards Vesting Post Termination other than Death
Matt Goldberg
Salary	—	1,350,000	—	—	1,800,000	—
Bonus (1)	—	891,000	891,000	—	1,800,000	—
Equity Awards (2)	13,041,537	1,979,778	1,979,778	8,139,718	13,041,537	—
Health & Benefits (3)	—	51,243	51,243	—	68,324	—
Total estimated value	13,041,537	4,272,021	2,922,021	8,139,718	16,709,861	—
Michael Noonan
Salary	—	525,000	525,000	—	787,500	—
Bonus (2)	—	415,000	—	—	630,000	—
Equity Awards (3)	4,864,337	—	—	1,333,461	4,864,337	—
Health & Benefits (4)	—	33,212	33,212	—	49,818	—
Total estimated value	4,864,337	973,212	558,212	1,333,461	6,331,655	—
Seth J. Kalvert
Salary	—	525,000	525,000	—	787,500	—
Bonus (2)	—	400,000	400,000	—	630,000	—
Equity Awards (3)	3,151,497	1,255,048	1,255,048	—	3,151,497	—
Health & Benefits (4)	—	33,436	33,436	—	50,154	—
Total estimated value	3,151,497	2,213,484	2,213,484	—	4,619,151	—

(1)
Represents actual bonus amount for 2023, the payment of which the Company must consider in good faith pursuant to the terms of the employment agreement.
(2)
Pursuant to the 2023 Plan, the equity award agreement, and/or the employment arrangements entered into with the NEOs, (i) upon a termination of employment by death, all unvested awards automatically vest and options remain exercisable until the earlier of (A) the first anniversary of the date of death, and (B) the expiration of the term of the option; (ii) upon a termination of employment without Cause or a resignation by the employee for Good Reason, not in connection with a Change in Control, all equity awards held by Mr. Goldberg that otherwise would have vested during the 18-month period following termination will accelerate and become vested and exercisable or nonforfeitable and all equity awards held by Mr. Kalvert that otherwise would have vested during the 12-month period following termination, accelerate and become vested and exercisable or nonforfeitable (provided that equity awards that vest less frequently than annually shall be treated as though such awards vested annually); (iii) upon a termination of employment without Cause or a resignation by the employee for Good Reason in connection with a Change in Control, all equity awards held by such executive officers accelerate and become fully vested and exercisable and performance awards shall be considered earned at target and all restrictions shall lapse, and (iv) with respect to the MSUs granted to Messrs. Goldberg and Noonan in 2022 pursuant to their employment agreements, upon a Change in Control, all such MSUs held by Messrs. Goldberg and Noonan shall automatically accelerate and vest.
(3)
Assumes extension of benefits or payment of the cost of benefits for a period of time following termination, pursuant to the terms of the employment agreement or the Severance Plan.

Actual Payments upon Termination of Employment

Ms. Soni's service with the Company terminated effective April 1, 2023. In connection with her termination, Ms. Soni received the following benefits:

•
salary continuation for 12 months following the date of termination, in the amount of $419,769 ($387,308 paid in 2023);
•
annual bonus for 2022 in the amount of $430,000 ($0 bonus in 2023);
•
continuation of health benefits for a period of 12 months following termination, such benefit having a value of $13,264;
•
accelerated vesting of time-based equity awards that would have vested between April 2, 2023 and April 1, 2024 had Ms. Soni remained employed by the Company during such period (with a value as of April 1, 2023 of $864,678); and
•
extension of the post-termination exercise period of all vested stock options (including those for which vesting was accelerated) until the earlier of 18 months following the termination of her service and the original expiration date of the option.

Mr. Teunissen's service with the Company terminated effective January 1, 2023. In connection with his termination, Mr. Teunissen received the following benefits:

•
accelerated vesting of time-based equity awards that would have vested from January 2, 2023 through May 30, 2024 had Mr. Teunissen remained employed by the Company during such period (with a value as of December 30, 2022 of $1,109,535); and
•
extension of the post-termination exercise period of all vested stock options (including those for which vesting was accelerated) until the earlier of of December 31, 2024 and the original expiration date of the option.

DIRECTOR COMPENSATION

Overview

The Board sets non-employee director compensation which is designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Tripadvisor common stock to further align their interests with those of our stockholders. Each non-employee director of Tripadvisor is eligible to receive the following compensation:

•
An annual cash retainer of $50,000, paid in equal quarterly installments;
•
An RSU award with a value of $250,000 (based on the closing price of Tripadvisor’s common stock on Nasdaq on the date of grant), upon such director’s election to office, which vest in full on the first anniversary of the grant date and accelerates upon a Change in Control (as defined in the 2023 Plan;
•
An annual cash retainer of $20,000 for each member of the Audit Committee (including the Chairman) and $15,000 for each member of the Compensation Committees (including the Chairman); and
•
An additional annual cash retainer of $10,000 for each of the Chairman of the Audit Committee and the Chairperson of the Compensation Committees.

We also pay reasonable travel and accommodation expenses of the non-employee directors in connection with their participation in meetings of the Board.

Tripadvisor employees do not receive compensation for serving as directors. Accordingly, Mr. Goldberg did not receive any compensation for his service as a director.

Non-Employee Director Deferred Compensation Plan

Under Tripadvisor’s Non-Employee Director Deferred Compensation Plan, the non-employee directors may defer all or a portion of their directors’ fees. Eligible directors who defer their directors’ fees may elect to have such deferred fees (i) applied to the purchase of share units representing the number of shares of Tripadvisor common stock that could have been purchased on the date such fees would otherwise be payable or (ii) credited to a cash fund. If any dividends are paid on Tripadvisor common stock, dividend equivalents will be credited on the share units. The cash fund will be credited with deemed interest at an annual rate equal to the average “bank prime loan” rate for such year identified in the U.S. Federal Reserve Statistical Release. Upon termination of service as a director of Tripadvisor, a director will receive (i) with respect to share units, such number of shares of Tripadvisor common stock as the share units represent and (ii) with respect to the cash fund, a cash payment. Payments upon termination will be made in either one lump sum or up to five installments, as elected by the eligible director at the time of the deferral election.

2023 Non-Employee Director Compensation Table

The following table shows the compensation information for the non-employee directors of Tripadvisor for the year ended December 31, 2023:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Gregory B. Maffei	65,000	249,988	314,988
Jay C. Hoag	65,000	249,988	314,988
Betsy L. Morgan	75,000	249,988	324,988
M. Greg O’Hara	50,000	249,988	299,988
Jeremy Philips	70,000	249,988	319,988
Albert Rosenthaler	50,000	249,988	299,988
Trynka Shineman Blake	70,000	249,988	319,988
Jane Jie Sun	50,000	249,988	299,988
Robert S. Wiesenthal	80,000	249,988	329,988

(1)
The amounts reported in this column represent the annual cash retainer amounts for services in 2023, including fees with respect to which directors elected to defer and credit towards the purchase of share units representing shares of the Company common stock pursuant to the Company’s Non-Employee Director Deferred Compensation Plan.

(2)
The amounts reported in this column represent the aggregate grant date fair value of RSU awards computed in accordance with FASB ASC Topic 718, disregarding estimated forfeitures related to service-based vesting and therefore may not correspond to the actual value that will be recognized by the non-employee directors from their awards.
(3)
As of December 31, 2023, each of the non-employee directors held 15,105 RSUs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership Table

The following table presents information as of April 15, 2024, relating to the beneficial ownership of Tripadvisor’s capital stock by (i) each person or entity known to Tripadvisor to own beneficially more than 5% of the outstanding shares of Tripadvisor’s common stock or Class B common stock, (ii) each director and director nominee of Tripadvisor, (iii) the named executive officers and (iv) our executive officers and directors, as a group. In each case, except as otherwise indicated in the footnotes to the table, the shares are owned directly by the named owners, with sole voting and dispositive power. Unless otherwise indicated, beneficial owners listed in the table may be contacted at Tripadvisor’s corporate headquarters at 400 1st Avenue, Needham, Massachusetts 02494.

Shares of Tripadvisor Class B common stock may, at the option of the holder, be converted on a one-for-one basis into shares of Tripadvisor common stock; therefore, the common stock column below includes shares of Class B common stock held by each such listed person, entity or group, and the beneficial ownership percentage of each such listed person assumes the conversion of all Class B common stock into common stock. For each listed person, entity or group, the number of shares of Tripadvisor common stock and Class B common stock and the percentage of each such class listed also include shares of common stock and Class B common stock that may be acquired by such person, entity or group on the conversion or exercise of equity securities, such as stock options, which can be converted or exercised, and RSUs that have or will have vested, within 60 days of April 15, 2024, but do not assume the conversion or exercise of any equity securities (other than the conversion of the Class B common stock) owned by any other person, entity or group.

The percentage of votes for all classes of Tripadvisor’s capital stock is based on one vote for each share of common stock and ten votes for each share of Class B common stock. There were 126,416,478 shares of common stock and 12,799,999 shares of Class B common stock outstanding on April 15, 2024.

	Common Stock			Class B Common Stock			Percent (%) of Votes
Beneficial Owner	Shares		%	Shares		%	(All Classes)
5% Beneficial Owners
Liberty TripAdvisor Holdings, Inc.	29,245,893	(1)	21.0%	12,799,999	(1)	100%	56.8%
12300 Liberty Boulevard Englewood, CO 80112
BlackRock, Inc.	13,382,953	(2)	9.6%	0		0	5.3%
55 East 52nd Street, New York, NY 10022
The Vanguard Group	12,876,614	(3)	9.3%	0		0	5.1%
100 Vanguard Blvd, Malvern, PA 19355
Named Executive Officers and Directors
Gregory B. Maffei	122,291	(4)	*	0		0	*
Trynka Shineman Blake	49,255	(5)	*	0		0	*
Jay C. Hoag	55,058	(6)	*	0		0	*
Betsy Morgan	49,255	(5)	*	0		0	*
Greg M. O’Hara	1,758,446	(7)	1.3%	0		0	*
Jeremy Philips	59,867	(5)	*	0		0	*
Jane Jie Sun	42,148	(8)	*	0		0	*
Albert Rosenthaler	65,445	(5)	*	0		0	*
Robert S. Wiesenthal	59,867	(5)	*	0		0	*
Matt Goldberg	282,576	(9)	*	0		0	*
Michael Noonan	55,561	(10)	*	0		0	*
Seth J. Kalvert	424,629	(11)	*	0		0	*
Kanika Soni	0
Ernst Teunissen	0
All executive officers, directors, and director nominees as a group (14 persons)	3,024,398	(12)	2.2%	0		0	1.2%

* The percentage of shares beneficially owned does not exceed 1% of the class.

(1)
Based on information contained in a Schedule 13D/A filed with the SEC on February 9 2024, by LTRIP. Consists of 16,445,894 shares of common stock and 12,799,999 shares of Class B Common Stock owned by LTRIP. Excludes shares beneficially owned by the executive officers and directors of LTRIP, as to which LTRIP disclaims beneficial ownership.
(2)
Based solely on information contained in a Schedule 13G/A filed with the SEC on December 31, 2023, by BlackRock, Inc. According to the Schedule 13G/A, BlackRock beneficially owns and has sole dispositive power with respect to 13,382,953 shares of common stock and has sole voting power with respect to 12,991,017 shares.
(3)
Based solely on information contained in a Schedule 13G/A filed with the SEC on December 29, 2023, by The Vanguard Group (“Vanguard”). According to the Schedule 13G/A, Vanguard beneficially owns 12,876,614 shares of common stock and has sole dispositive power with respect to 12,727,644 shares of common stock.
(4)
Includes 1,938 shares of common stock that are held by the Maffei Foundation. Mr. Maffei and his wife, as the two directors of the Maffei Foundation, have shared voting and investment power with respect to any shares held by the Maffei Foundation. Also includes 15,105 RSUs that will vest within 60 days of April 15, 2024.
(5)
Includes 15,105 RSUs that will vest within 60 days of April 15, 2024.
(6)
Includes 15,105 RSUs that will vest within 60 days of April 15, 2024. Mr. Hoag holds directly these RSUs and 39,953 shares resulting from RSUs that previously vested and has sole voting and dispositive power over these securities; however, TCV IX Management, L.L.C. has a right to 100% of the pecuniary interest in such securities. Mr. Hoag is a Member of TCV IX Management, L.L.C. and disclaims beneficial ownership of such RSUs and the shares underlying such RSUs except to the extent of his pecuniary interest therein. The remaining 2,281,000 shares are held directly by TCV IX Tumi, L.P., TCV IX Tumi (A), L.P., TCV IX Tumi (B), L.P., and TCV IX Tumi (MF), L.P. (the “TCV Funds”). Mr. Hoag is a Class A Member of Technology Crossover Management IX, Ltd. (“Management IX”) and a limited partner of Technology Crossover Management IX, L.P. (“TCM IX”). Management IX is the sole general partner of TCM IX, which in turn is the sole general partner of TCV IX, L.P., which in turn is the sole member of TCV IX TUMI GP, LLC, which in turn is the sole general partner each of the TCV Funds. Mr. Hoag does not hold voting or dispositive power over the shares held by the TCV Funds and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(7)
Includes (i) 1,713,859 shares of the Company’s common stock held by an entity affiliated with Certares Management LLC (together with its affiliates, “Certares”) that Mr. O’Hara may be deemed to beneficially own, and (ii) 15,105 RSUs that will vest within 60 days of April 15, 2024. These RSUs, along with 29,482 shares resulting from RSUs that previously vested, were granted under the Company’s 2018 Plan to Mr. O’Hara in consideration for services rendered as a member of the Board. Mr. O’Hara is an employee of Certares. Pursuant to policies of Certares, Mr. O’Hara holds the RSUs and shares resulting from the vested RSUs described herein for the benefit of Certares. Mr. O’Hara disclaims beneficial ownership of the shares held by Certares except to the extent of Mr. O’Hara’s pecuniary interest in therein.
(8)
Includes 15,105 RSUs that will vest within 60 days of April 15, 2024. These RSUs were granted under the Company’s 2018 Plan to Ms. Sun in consideration for services rendered as a member of the Company’s Board of Directors. Ms. Sun is an employee of Trip.com Group Limited or one of its affiliates (collectively, “Trip.com”). Ms. Sun disclaims beneficial ownership of any shares held by Trip.com except to the extent of Ms. Sun’s interest therein.
(9)
Includes options to purchase 225,666 shares of common stock that are currently exercisable.
(10)
Includes options to purchase 24,057 shares of common stock that are currently exercisable, options to purchase 4,812 shares of common stock that will be exercisable within 60 days of April 15, 2024 and 6,641 RSUs that will vest within 60 days of April 15, 2024.
(11)
Includes options to purchase 315,521 shares of common stock that are currently exercisable, options to purchase 1,552 shares of common stock that will be exercisable within 60 days of April 15, 2024 and 12,198 RSUs that will vest within 60 days of April 15, 2024.
(12)
Includes options to purchase 565,244 shares of common stock that are currently exercisable, options to purchase 6,364 shares of common stock that will be exercisable within 60 days of April 15, 2024 and 154,784 RSUs that will vest within 60 days of April 15, 2024.

Delinquent Section 16(a) Reports

Pursuant to Section 16(a) of the Exchange Act, Tripadvisor officers and directors and persons who beneficially own more than 10% of the registered class of a registered class of Tripadvisor’s equity securities are required to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) with the SEC. Such persons are required by the rules of the SEC to furnish Tripadvisor with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to the Company and/or written representations that no additional forms were required, Tripadvisor believes that all of the Company’s directors, officers and 10% beneficial holders complied with all of the reporting requirements applicable to them with respect to transactions during 2023.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval or Ratification of Related Person Transactions

Pursuant to the Company’s Related Party Transactions Policy, we will enter into or ratify a “related person transaction” only when it has been approved by the Audit Committee of the Board, in accordance with its written charter. Related persons include our executive officers, directors, 5% or more beneficial owners of our common stock or immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. Related person transactions are transactions that meet the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person or entity has a direct or indirect material interest). When a potential related person transaction is identified, management presents it to the Audit Committee to determine whether to approve or ratify such a transaction. When determining whether to approve, ratify, disapprove or reject any related person transaction, the Audit Committee considers all relevant factors, including the extent of the related person’s interest in the transaction, whether the terms are commercially reasonable and whether the related person transaction is consistent with the best interests of Tripadvisor and our stockholders.

The legal and accounting departments work with business units throughout Tripadvisor to identify potential related person transactions prior to execution. In addition, we take the following steps with regard to related person transactions:

•
On an annual basis, each director, director nominee and executive officer of Tripadvisor completes a Director and Officer Questionnaire that requires disclosure of any transaction, arrangement or relationship with us during the last fiscal year in which the director, director nominee or executive officer, or any member of his or her immediate family, had a direct or indirect material interest.
•
Each director, director nominee and executive officer is expected to promptly notify our legal department of any direct or indirect interest that such person or an immediate family member of such person had, has or may have in a transaction in which we participate.
•
Tripadvisor monitors its accounts payable, accounts receivable and other databases to identify any other potential related person transactions that may require disclosure.
•
Any reported transaction that our legal department determines may qualify as a related person transaction is referred to the Audit Committee.

If any related person transaction is not approved, the Audit Committee may take such action as it may deem necessary or desirable in the best interests of Tripadvisor and our stockholders.

Related Person Transactions

On August 27, 2014, the entire beneficial ownership of our common stock and Class B common stock held by Liberty was transferred to LTRIP. Simultaneously, Liberty, LTRIP’s former parent company, distributed, by means of a dividend, to the holders of its Liberty Ventures common stock, Liberty’s entire equity interest in LTRIP. We refer to this transaction as the “Liberty Spin-Off.” As a result of the Liberty Spin-Off, effective August 27, 2014, LTRIP became a separate, publicly traded company holding 100% of Liberty’s interest in Tripadvisor.

As of the record date, LTRIP beneficially owned 16,445,894 shares of our common stock and 12,799,999 shares of our Class B common stock, which shares constitute 13.0% of the outstanding shares of common stock and 100% of the outstanding shares of Class B common stock. Assuming the conversion of all of LTRIP’s shares of Class B common stock into common stock, LTRIP would beneficially own 21.0% of the outstanding common stock (calculated in accordance with Rule 13d-3). Because each share of Class B common stock is entitled to ten votes per share and each share of common stock is entitled to one vote per share, LTRIP may be deemed to beneficially own equity securities representing 56.8% of our voting power. As a result, LTRIP is effectively able to control the outcome of all matters submitted to a vote or for the consent of Tripadvisor’s stockholders (other than with respect to the election by the holders of Tripadvisor common stock of 25% of the members of Tripadvisor’s Board and matters as to which Delaware law requires a separate class vote).

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

Tripadvisor files annual, quarterly and current reports, proxy statements and other information with the SEC. Tripadvisor’s filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Tripadvisor’s SEC filings are also available to the public from commercial retrieval services.

The SEC allows Tripadvisor to “incorporate by reference” the information that Tripadvisor’s files with the SEC, which means that Tripadvisor can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this proxy statement.

ANNUAL REPORTS

Tripadvisor’s Annual Report to Stockholders for 2024, which includes our 2023 Annual Report (not including exhibits), is available at http://ir.Tripadvisor.com/annual-proxy.cfm. Upon written request to Tripadvisor, Inc., 400 1st Avenue, Needham, Massachusetts 02494, Attention: Secretary, Tripadvisor will provide, without charge, an additional copy of Tripadvisor’s 2023 Annual Report on Form 10-K. Tripadvisor will furnish any exhibit contained in the 2023 Annual Report upon payment of a reasonable fee. Stockholders may also review a copy of the 2023 Annual Report (including exhibits) by accessing Tripadvisor’s corporate website at www.Tripadvisor.com or the SEC’s website at www.sec.gov.

PROPOSALS BY STOCKHOLDERS FOR PRESENTATION AT THE 2025 ANNUAL MEETING

Stockholders who wish to have a proposal considered for inclusion in Tripadvisor’s proxy materials for presentation at the 2025 Annual Meeting of Stockholders must ensure that their proposal is received by Tripadvisor no later than December 27, 2024, at its principal executive offices at 400 1st Avenue, Needham, Massachusetts 02494, Attention: Secretary. The proposal must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. Stockholders who intend to present a proposal at the 2024 Annual Meeting of Stockholders without inclusion of the proposal in Tripadvisor’s proxy materials are required to provide notice of such proposal to Tripadvisor at its principal executive offices no later than March 12, 2025. Stockholders who intend to solicit proxies in support of director nominees other than the Board's nominees must also provide written notice to the Secretary that sets forth all the information required by Rule 14a-19 of the Exchange Act, no later than April 12, 2025 Tripadvisor reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If you share an address with any of our other stockholders, your household might receive only one copy of the Proxy Statement, 2023 Annual Report and Notice, as applicable. To request individual copies of any of these materials for each stockholder in your household, please contact Tripadvisor, Inc., 400 1st Avenue, Needham, Massachusetts 02494, Attention: Secretary, or call us at (781) 800-5000. We will deliver copies of the Proxy Statement, 2022 Annual Report and/or Notice promptly following your request. To ask that only one copy of any of these materials be mailed to your household, please contact your broker.

Needham, Massachusetts

April 26, 2024

SCAN TO VIEW MATERIALS & VOTE w TRIPADVISOR, INC. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above 400 1ST AVENUE NEEDHAM, MA 02494 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/TRIP2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. V50620-P11188 TRIPADVISOR, INC. For With hold For All To withhold authority to vote for any individual All All Except nominee(s), mark "For All Except" and write the The Board of Directors recommends you vote FOR each number(s) of the nominee(s) on the line below. nominee listed below: !!! 1.Election of Directors Nominees: 01)Gregory B. Maffei06)Jeremy Philips 02)Matt Goldberg07)Albert E. Rosenthaler 03)Jay C. Hoag08)Jane Jie Sun 04)Betsy L. Morgan09)Trynka Shineman Blake 05)M. Greg O'Hara10)Robert S. Wiesenthal The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2.To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; !!! 3.To approve, on a non-binding advisory basis, the compensation of our named executive officers; !!! The Board of Directors recommends you vote 3 YEARS on the following proposal:3 Years2 Years1 Year Abstain 4.To vote, on a non-binding advisory basis, on the frequency of future advisory resolutions to approve the compensation of our named !!!! executive officers; and The Board of Directors recommends you vote AGAINST the following proposal: For Against Abstain 5.To vote, on the Stockholder Proposal, requesting a report on implementation of the Global Human Rights Policy. !!! NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2023 Annual Report, Notice and Proxy Statement are available at www.proxyvote.com. V50621-P11188 TRIPADVISOR, INC. Annual Meeting of Stockholders June 11, 2024 11:00 am ET This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Seth Kalvert and Linda C. Frazier, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TRIPADVISOR, INC., that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 am, Eastern Time on June 11, 2024, live via webcast at www.virtualshareholdermeeting.com/TRIP2024, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side

Your Vote Counts! TRIPADVISOR, INC. 2024 Annual Meeting Vote by June 10, 2024 11:59 PM ET TRIPADVISOR, INC. 400 1ST AVENUE NEEDHAM, MA 02494 V50626-P11188 You invested in TRIPADVISOR, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 11, 2024. Get informed before you vote View the 2023 Annual Report, Notice and Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 28, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Vote Virtually at the Meeting* June 11, 2024 11:00 AM ET Smartphone users Point your camera here and vote without entering a control number Virtually at: www.virtualshareholdermeeting.com/TRIP2024 *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Board Recommends Voting Items 1. Election of Directors For Nominees: 01) Gregory B. Maffei 02) Matt Goldberg 03) Jay C. Hoag 04) Betsy L. Morgan 05) M. Greg O’Hara 06) Jeremy Philips 07) Albert E. Rosenthaler 08) Jane Jie Sun 09) Trynka Shineman Blake 10) Robert S. Wiesenthal 2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; For 3. To approve, on a non-binding advisory basis, the compensation of our named executive officers; For 4. To vote, on a non-binding advisory basis, on the frequency of future advisory resolutions to approve the compensation of our named executive officers; and 3 Years 5. To vote, on the Stockholder Proposal, requesting a report on implementation of the Global Human Rights Policy. Against NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V50627-P11188